Exhibit 4.6

STRICTLY CONFIDENTIAL

Execution Version

THE SYMBOL “[****]” DENOTES PLACES WHERE PORTIONS OF THIS DOCUMENT HAVE BEEN OMITTED PURSUANT TO A REQUEST FOR CONFIDENTIAL TREATMENT. SUCH MATERIAL HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.

AGREEMENT

by and between

REDHILL BIOPHARMA LTD.

and

SALIX PHARMACEUTICALS, INC.

Dated as of 27 February 2014

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TABLE OF CONTENTS

ARTICLE 1	DEFINITIONS	2

ARTICLE 2	CONSENT TO LICENSE AGREEMENT	15

2.1	Consent to License Agreement.	15
2.2	Waiver of Rights.	15
2.3	Release of Claims.	16
2.4	Acknowledgement.	16

ARTICLE 3	TRANSFER AND GRANT OF RIGHTS	17

3.1.	Transfer and Assignment to Salix	17
3.2	Grants to Salix.	17
3.3	Sublicenses.	17
3.4	Non-Assertion of RedHill’s Rights.	18
3.5	Delivery of Licensed RedHill Know-How and Transferred RedHill Regulatory Rights and Information.	18
3.6	Limitations on Development, Manufacture, or Commercialization of Purgative Products by RedHill and its Affiliates.	18
3.7.	No Implied Rights; Disclaimer of Certain Warranties	19

ARTICLE 4	REDHILL RIGHT TO COMMERCIALIZE	20

4.1.	Right to Commercialize in RedHill Territory	20
4.2.	Negotiation Period	20
4.3.	Certain Limitations	20
4.4.	One Proposal Per Product	20
4.5.	Proposal Financial Terms	21

ARTICLE 5	DILIGENCE	21

5.1.	Costs of [****]	21
5.2.	Regulatory Marketing Approvals and Regulatory Documentation	21
5.3.	Development Records; Reports	21

ARTICLE 6	PAYMENTS AND RECORDS	22

6.1.	Upfront Payment.	22
6.2.	Regulatory Milestones	22
6.3.	Additional Consideration	23
6.4.	Consideration Term	24
6.5.	Payments and Reports	24
6.6.	Audit	25
6.7.	Audit Dispute	25
6.8.	Confidentiality	26
6.9.	Payments to RedHill; Account Information	26

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ARTICLE 7	INTELLECTUAL PROPERTY	26

7.1.	Maintenance and Prosecution of Patents	26
7.2.	Enforcement of Patents	29
7.3.	Restriction on Challenging Patents	30

ARTICLE 8	CONFIDENTIALITY AND PUBLIC ANNOUNCEMENTS	30

8.1.	Confidentiality	30
8.2.	Confidentiality Obligations	31
8.3.	Trade Secrets	32
8.4.	Permitted Disclosures	32
8.5.	Public Announcements	33

ARTICLE 9	REPRESENTATIONS AND WARRANTIES	34

9.1.	Representations and Warranties of Salix	34
9.2.	Representations and Warranties of RedHill	34

ARTICLE 10	LIMITATION OF LIABILITY	36

ARTICLE 11	INSURANCE	36

11.1.	Salix Insurance	36
11.2.	Post-Term Insurance	36

ARTICLE 12	TERM AND TERMINATION	36

12.1.	Term; Effect of Expiry	36
12.2.	Termination for Material Breach	37
12.3.	Additional Termination Rights by RedHill	37
12.4.	Additional Termination Rights by Salix	38
12.5.	Termination for Insolvency	38
12.6.	Rights in Bankruptcy	38
12.7.	Effect of Termination	38
12.8.	Post-Termination Additional Consideration	39
12.9.	Remedies	39
12.10.	Accrued Rights; Surviving Obligations	39

ARTICLE 13	MISCELLANEOUS	40

13.1.	Force Majeure	40
13.2.	Export Control	40
13.3.	Assignment	41
13.4.	Severability	41
13.5.	Governing Law, Disputes	41
13.6.	Notices	44
13.7.	Entire Agreement; Amendments	45
13.8.	English Language	45

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13.9.	Waiver and Non-Exclusion of Remedies	45
13.10.	No Benefit to Third Parties	46
13.11.	Further Assurance	46
13.12.	Counterparts; Facsimile Execution	46
13.13.	References	46
13.14.	Schedules	46
13.15.	Construction	46
13.16.	Relationship of the Parties	46
13.17.	Condition Precedent	47

SCHEDULES AND APPENDICES

Schedule 1.16	Certain Competitors
Schedule 1.73	Referenced Patents
Schedule 3.5	Initial RedHill Delivery Materials
Schedule 5.1	[****] Licensed Product Costs Assumed by Salix
Schedule 5.3.2	Content of Salix Reports
Schedule 6.1	Attribution of Value of Payments
Schedule 6.9	RedHill’s Wire Instructions and Bank Account Information

Appendix A	Redacted Form of License Agreement Between Salix and the Inventors

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AGREEMENT

This Agreement (the “Agreement”) is made and entered into to be effective as of 27 February 2014 (the “Effective Date”) by and between RedHill Biopharma Ltd., an Israeli company (“RedHill”), and Salix Pharmaceuticals, Inc., a California corporation (“Salix”).  RedHill and Salix are sometimes referred to herein individually as a “Party” and collectively as the “Parties.”

RECITALS

WHEREAS, Giaconda Limited ACN 108 088 517 (“Giaconda”) and RedHill are the parties to that certain Asset Purchase Agreement, dated as of 11 August 2010 (the “Asset Purchase Agreement”), which in Section 13.2 thereof contains provisions that impose certain restraints on the ability of Giaconda and [****] (as defined below) and their respective affiliates to supply or grant certain goods, services or rights;

WHEREAS, [****], and RedHill in connection with the execution and delivery of the Asset Purchase Agreement and the consummation of the transactions contemplated thereby, entered into, and are now the parties to, that certain Agreement, dated 11 August 2010 (the “ROFR Agreement”), which in Section 4.2 thereof contains provisions that impose certain restraints on the ability of [****] and [****] affiliates to supply or grant certain goods, services or rights;

WHEREAS, [****], together with [****] (collectively, including [****], the “Inventors”) have conducted work in the field of colonic purgatives, laxatives and gastrointestinal cleansers and have in connection therewith developed certain know-how and intellectual property with respect thereto;

WHEREAS, Salix and the Inventors wish to enter into an Assignment and License Agreement in the form set forth in Appendix A hereto (with the redacted portions to be completed by agreement between Salix and the Inventors) (the “License Agreement”)  simultaneously herewith, pursuant to which Salix will acquire certain rights in and to such know-how and intellectual property rights, and certain know-how and intellectual property rights that may in the future be developed by the Inventors in respect of colonic purgatives, laxatives and gastrointestinal cleansers, to develop, manufacture and commercialize colonic purgatives, laxatives and gastrointestinal cleansers on a worldwide basis, in each case in accordance with the terms and conditions set forth in the License Agreement;

WHEREAS, pursuant to the Asset Purchase Agreement and the ROFR Agreement certain intellectual property rights were transferred by Giaconda and [****] to RedHill, certain of which intellectual property rights are relevant to Salix’s desire to develop and commercialize products in the field of colonic purgatives, laxatives and gastrointestinal cleansers and to Salix’s ability to fully exploit the licenses and other rights granted to Salix under the License Agreement;

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WHEREAS, Salix wishes to obtain the licenses, waivers and other rights from RedHill set forth herein solely in order better to develop and commercialize colonic purgatives, laxatives and gastrointestinal cleansers and in connection therewith to assure its ability to fully exploit the licenses and other rights granted to it under the License Agreement;

WHEREAS, Salix is not willing to enter into the License Agreement without the assurances provided by this Agreement that the licenses and other rights granted to Salix thereunder do not conflict with, and are not limited or constrained by, Giaconda’s and [****]’s obligations to RedHill under Section 13.2 of the Asset Purchase Agreement, [****]’s obligations to RedHill under Section 4.2 of the ROFR Agreement, or any other contractual undertaking of any of Giaconda, the Inventors, or the Listed Affiliates (as hereinafter defined) to RedHill; and

WHEREAS, RedHill is willing to provide Salix with the assurances, licenses, waivers and other rights set forth herein for the sole purpose as set forth herein;

NOW, THEREFORE, in consideration of the premises and the mutual promises and conditions hereinafter set forth, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties, intending to be legally bound, do hereby agree as follows:

ARTICLE 1
DEFINITIONS

Unless otherwise specifically provided herein, the following terms shall have the following meanings:

1.1.  “Acquisition,” with respect to a Party, means a merger, acquisition (whether of all of the stock or all or substantially all of the assets of a Person or any operating or business division of a Person) or similar transaction by or with the Person, other than a Change in Control of the Party.

1.2.  “Affiliate” means, with respect to a Person, any Person that, directly or indirectly, through one or more intermediaries, controls, is controlled by or is under common control with such first Person.  For purposes of this definition, “control” and, with correlative meanings, the terms “controlled by” and “under common control with” means (a) the possession, directly or indirectly, of the power to direct the management or policies of a business entity, whether through the ownership of voting securities, by contract relating to voting rights or corporate governance, or otherwise; or (b) the ownership, directly or indirectly, of more than fifty percent (50%) of the voting securities or other ownership interest of a business entity (or, with respect to a limited partnership or other similar entity, its general partner or controlling entity).  The Parties acknowledge that in the case of certain entities organized under the laws of certain countries outside of the United States, the maximum percentage ownership permitted by law for a foreign investor may be less than fifty percent (50%), and that in such case such lower percentage shall be substituted in the preceding sentence, provided that such foreign investor has the power to direct the management or policies of such entity.

1.3.  “Agreement” has the meaning set forth in the preamble hereto.

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1.4.  “Applicable Law” means applicable laws, rules, and regulations, including any rules, regulations, guidelines, or other requirements of Regulatory Authorities that may be in effect from time to time.

1.5.  “Arbitrator” has the meaning set forth in Section 6.7.

1.6.  “Asset Purchase Agreement” has the meaning set forth in the preamble hereto.

1.7.  “Board of Directors” has the meaning set forth in Section 1.13.

1.8.  [****].

1.9.  “Breaching Party” has the meaning set forth in Section 12.2.

1.10.  “Business Day” means a day other than a Friday, Saturday or Sunday on which banking institutions in New York, New York and Tel Aviv, Israel are open for the conduct of regular banking business at their counters.

1.11.  “Calendar Quarter” means each successive period of three (3) calendar months commencing on January 1, April 1, July 1 and October 1, except that the first Calendar Quarter of the Term shall commence on the Effective Date and end on the day immediately prior to the first to occur of January 1, April 1, July 1 or October 1 after the Effective Date, and the last Calendar Quarter shall end on the last day of the Term.

1.12.  “Calendar Year” means each successive period of twelve (12) calendar months commencing on January 1 and ending on December 31, except that the first Calendar Year of the Term shall commence on the Effective Date and end on December 31 of the year in which the Effective Date occurs and the last Calendar Year of the Term shall end on the last day of the Term.

1.13.  “Change in Control,” with respect to a Party, shall be deemed to have occurred if any of the following occurs after the Effective Date:

1.13.1.  any “person” or “group” (as such terms are defined below) (a) is or becomes the “beneficial owner” (as defined below), directly or indirectly, of shares of capital stock or other interests (including partnership interests) of such Party then outstanding and normally entitled (without regard to the occurrence of any contingency) to vote in the election of the directors, managers or similar supervisory positions (“Voting Stock”) of such Party representing fifty percent (50%) or more of the total voting power of all outstanding classes of Voting Stock of such Party or (b) has the power, directly or indirectly, to elect a majority of the members of the Party’s board of directors or similar governing body (“Board of Directors”); or

1.13.2.  such Party enters into a merger, consolidation or similar transaction with another Person (whether or not such Party is the surviving entity) and as a result of such merger, consolidation or similar transaction (a) the members of the Board of Directors of such Party immediately prior to such transaction constitute less than a majority of the members of the Board of Directors of such Party or such surviving Person immediately following such transaction or (b) the Persons that beneficially owned, directly or indirectly, the shares of Voting Stock of such Party immediately prior to such transaction cease to beneficially own, directly or indirectly, shares of Voting Stock of such Party representing at least a majority of the total voting power of all outstanding classes of Voting Stock of the surviving Person in substantially the same proportions as their ownership of Voting Stock of such Party immediately prior to such transaction; or

1.13.3.  such Party sells or transfers to any Third Party, in one or more related transactions, properties or assets representing all or substantially all of such Party’s consolidated total assets; or

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1.13.4.  the holders of capital stock of such Party approve a plan or proposal for the liquidation or dissolution of such Party.

For the purpose of this definition of Change in Control, (a) “person” and “group” have the meanings given such terms under Section 13(d) and 14(d) of the United States Securities Exchange Act of 1934 and the term “group” includes any group acting for the purpose of acquiring, holding or disposing of securities within the meaning of Rule 13d-5(b)(1) under the said Act, (b) a “beneficial owner” shall be determined in accordance with Rule 13d-3 under the aforesaid Act, and (c) the terms “beneficially owned” and “beneficially own” shall have meanings correlative to that of “beneficial owner.”

1.14.  “Combination Product” means a Licensed Product that is comprised of or contains a Licensed Product together with one or more other active ingredients and is sold either as a fixed dose or as separate doses in a single package.

1.15.  “Commercialization” means, in respect of a product, any and all activities directed to the preparation for sale of, offering for sale of, or sale of such product, including activities related to marketing, promoting, distributing, exporting and importing such product, and interacting with Regulatory Authorities regarding any of the foregoing.  When used as a verb, “to Commercialize” and “Commercializing” means to engage in Commercialization, and “Commercialized” has a corresponding meaning.

1.16.  “Competitor” means any Person set forth on Schedule 1.16 or any of their direct or indirect subsidiaries or any successor thereto or any Person that is engaged in the business of [****].

1.17.  “Confidential Information” has the meaning set forth in Section 8.2.

1.18.  “Consideration Term” means, with respect to each Licensed Product and each country worldwide, (i) the U.S. Consideration Term with respect to sales of such Licensed Product in the United States and (ii) the Ex-U.S. Consideration Term with respect to sales of such Licensed Product in each country outside the United States.

1.19.  “Control” means, with respect to any item of Information, Regulatory Documentation, material, Patent, or other intellectual property right, possession of the right, whether directly or indirectly, and whether by ownership, license or otherwise (other than by operation of the license and other grants in Section 3.2), to transfer, assign, or grant a license, sublicense or other right (including the right to reference Regulatory Documentation) to or under such Information, Regulatory Documentation, material, Patent, or other intellectual property right as provided for herein without violating the terms of any agreement or other arrangement with any Third Party.

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1.20.  “Development” means all activities related to research, pre-clinical and other non-clinical testing, test method development and stability testing, toxicology, formulation, process development, manufacturing scale-up, qualification and validation, quality assurance/quality control, clinical studies, including Manufacturing in support thereof, statistical analysis and report writing, the preparation and submission of INDs, Drug Approval Applications and other regulatory applications, filings or submissions, regulatory affairs with respect to the foregoing, and all other activities necessary or reasonably useful or otherwise requested or required by a Regulatory Authority as a condition or in support of obtaining or maintaining a Regulatory Marketing Approval.  When used as a verb, “Develop” means to engage in Development.

1.21.  “Dollars” or “$” means United States Dollars.

1.22.  “Drug Approval Application” means a New Drug Application (“NDA”), as defined in the FFDCA, or any corresponding application in a jurisdiction other than the United States, including, with respect to the European Union, a Marketing Authorization Application filed with the EMA pursuant to the centralized approval procedure or with the applicable Regulatory Authority of a country in Europe with respect to the mutual recognition or any other national approval procedure or any application for any equivalent approval or authorization in respect of a device.

1.23.  “Effective Date” means the effective date of this Agreement as set forth in the preamble hereto.

1.24.  “EMA” means the European Medicines Agency and any successor agency thereto.

1.25.  “Ex-U.S. Consideration Term” means, with respect to each Licensed Product in each country worldwide outside the United States, the period beginning on the Effective Date and ending on the earlier of:

1.25.1.  the latest of:

(a)  [****] following the First Commercial Sale of such Licensed Product anywhere worldwide outside the United States;

(b)  [****] that includes a [****] in such country such that if [****] for such Licensed Product in such country; and

(c)  [****] in such country for such Licensed Product; and

1.25.2.  the last day of the first Calendar Quarter in which a [****].

1.26.  “Excluded RedHill Know-How” means Information reasonably necessary or useful for the Exploitation of an Excluded RedHill Product and not for the Exploitation of a Licensed Product.

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1.27.  “Excluded RedHill Patents” means Patents that are reasonably necessary or useful (or, with respect to Patent applications, would be reasonably necessary or useful if such Patent applications were to issue) for the Exploitation of an Excluded RedHill Product in the relevant country and that do not contain a Valid Claim that would be infringed by the Exploitation of a Licensed Product in the relevant country.

1.28.  “Excluded RedHill Products” means each of [****].

1.29.  “Excluded RedHill Regulatory Rights and Information” means all Regulatory Marketing Approvals, Regulatory Documentation or Study Data that is related to the Exploitation of any Excluded RedHill Product and not to the Exploitation of any Licensed Product.

1.30.  “Exploit” means to Develop, Manufacture, Commercialize, make, have made, use, offer to sell, sell or import; and “Exploitation” means Developing, Manufacturing, Commercializing, making, having made, using, offering to sell, selling or importing.

1.31.  “FDA” means the United States Food and Drug Administration and any successor agency thereto.

1.32.  “FFDCA” means the United States Food, Drug, and Cosmetic Act, as amended from time to time, together with any rules, regulations and requirements promulgated thereunder (including all additions, supplements, extensions, and modifications thereto).

1.33.  “First Commercial Sale” means, with respect to a particular product and a particular country, the first sale for monetary value for use or consumption by the end user of such product in such country after any required Regulatory Marketing Approval for such sale of such product has been obtained in such country.  Without limiting, qualifying or otherwise affecting the definition of “Net Sales” set forth in Section 1.60, sales prior to receipt of Regulatory Marketing Approval for such product, such as so-called “treatment IND sales,” “named patient sales,” and “compassionate use sales,” shall not be construed as a First Commercial Sale.

1.34.  “GAAP” means United States generally accepted accounting principles consistently applied.

1.35.  “Giaconda” has the meaning set forth in the preamble hereto.

1.36.  “Heliconda” (RedHill's RHB-105) means a product [****].

1.37.  “IND” means (a) an Investigational New Drug application filed with the FDA for authorization to commence clinical studies and its equivalent in other countries or regulatory jurisdictions, and (b) all supplements and amendments that may be filed with respect to the foregoing.

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1.38.  “Information” means all technical, scientific, and other know-how and information, trade secrets, knowledge, technology, means, methods, processes, practices, formulae, instructions, skills, techniques, procedures, experiences, ideas, technical assistance, designs, drawings, assembly procedures, computer programs, apparatuses, specifications, data, results and other materials, including: biological, chemical, pharmacological, toxicological, pharmaceutical, physical and analytical, pre-clinical, clinical, safety, manufacturing and quality control data and information, including study designs and protocols; assays; chemistry, manufacturing and controls (CMC) information; and biological methodology; in each case whether or not confidential, proprietary, patented or patentable and whether in written, electronic or any other form now known or hereafter developed.

1.39.  “Inventors” has the meaning set forth in the preamble hereto.

1.40.  “Invoiced Sales” has the meaning set forth in Section 1.60.

1.41.  “Joint Know-How” has the meaning set forth in the License Agreement.

1.42.  “Joint Patent” has the meaning set forth in the License Agreement.

1.43.  “Knowledge” means, with respect to RedHill, the good faith understanding of the facts and information of [****].

1.44.  “LIBOR” means the London Interbank Offered Rate for deposits in United States Dollars having a maturity of one month published by the British Bankers’ Association, as adjusted from time to time on the first London business day of each month.

1.45.  “License Agreement” has the meaning set forth in the preamble hereto.

1.46.  “Licensed Product” means a Purgative Product the Exploitation of which by Salix in the relevant country would, but for the licenses granted or assignments made by RedHill to Salix hereunder, or by the Inventors under the License Agreement at any time during the Term, infringe one or more Valid Claims of either a Licensed RedHill Patent, a Licensor Patent, a Joint Patent, or a Licensor-Derived Salix Patent; provided, however, that the Licensed Products shall not include the [****].

1.47.  “Licensed Product Generic Product” means, with respect to a Licensed Product, any product that (a) is sold by a Third Party that is not a licensee or Sublicensee of Salix or its Affiliates, or any of their licensees or Sublicensees, under a Regulatory Marketing Approval granted by a Regulatory Authority to a Third Party; (b) is approved for one or more indications that are the same (or substantially the same) as one or more of the indications for which the Licensed Product is approved; and (c) is approved in reliance, in whole or in part, on the prior approval (or on safety or efficacy data submitted in support of the prior approval) of such Licensed Product as determined by the applicable Regulatory Authority, including any product authorized for sale in the U.S. pursuant to Section 505(b)(2) or Section 505(j) of the Act (21 U.S.C. 355(b)(2) and 21 U.S.C. 355(j), respectively), in the European Union pursuant to a provision of Articles 10, 10a or 10b of Parliament and Council Directive 2001/83/EC as amended (including an application under Article 6.1 of Parliament and Council Regulation (EC) No 726/2004 that relies for its content on any such provision), or in any other country or jurisdiction pursuant to all equivalents of such provisions.  A product licensed or produced by Salix or its Affiliates (i.e., an authorized generic product) will not constitute a Licensed Product Generic Product.

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1.48.  “Licensed RedHill Know-How” means all Information owned or otherwise Controlled by RedHill or its Affiliates as of the Effective Date (or which comes under the Control of RedHill or its Affiliates after the Effective Date and to which RedHill or its Affiliates, as applicable, had the right to obtain ownership or Control as of the Effective Date) that is not generally known and is reasonably necessary or useful for the Exploitation of a Purgative Product, but excluding any Information to the extent it is covered or claimed by published Licensed RedHill Patents and any Excluded RedHill Know-How.  For the avoidance of doubt, Licensed RedHill Regulatory Rights and Information (but not Transferred RedHill Regulatory Rights and Information) constitutes Licensed RedHill Know-How.

1.49.  “Licensed RedHill Patents” means (a) the Referenced Patents (without regard to whether they are owned or otherwise Controlled by RedHill) and (b) all Patents owned or otherwise Controlled by RedHill or its Affiliates as of the Effective Date (or which come under the Control of RedHill or its Affiliates after the Effective Date and to which RedHill or its Affiliates, as applicable, had the right to obtain ownership or Control as of the Effective Date) that are reasonably necessary or useful (or, with respect to Patent applications, would be reasonably necessary or useful if such Patent applications were to issue) for the Exploitation of a Purgative Product; provided, however, that the Licensed RedHill Patents shall not include any Excluded RedHill Patent.

1.50.  “Licensed RedHill Regulatory Rights and Information” means any Regulatory Marketing Approvals, Regulatory Documentation or Study Data that RedHill or its Affiliates own or otherwise Control as of the Effective Date (or which comes under the Control of RedHill or its Affiliates after the Effective Date and to which RedHill or its Affiliates, as applicable, had the right to obtain ownership or Control as of the Effective Date) that is related to the Exploitation of any Purgative Product, including all [****], but excluding any Transferred RedHill Regulatory Rights and Information and any [****].

1.51.  “Licensor-Derived Salix Patent” has the meaning set forth in the License Agreement.

1.52.  “Licensor Know-How” has the meaning set forth in the License Agreement.

1.53.  “Licensor Patents” has the meaning set forth in the License Agreement.

1.54.  “Listed Affiliates” means [****].

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1.55.  “Major Countries” means each of Australia, Canada, the countries of the European Union as constituted as of the Effective Date (which are, for the avoidance of doubt, Austria, Belgium, Bulgaria, Croatia, Cyprus, the Czech Republic, Denmark, Estonia, Finland, France, Germany, Greece, Hungary, Ireland, Italy, Latvia, Lithuania, Luxembourg, Malta, the Netherlands, Poland, Portugal, Romania, Slovakia, Slovenia, Spain, Sweden, and the United Kingdom), Argentina, Brazil, China, Russia, Egypt, India, Indonesia, Israel, Japan, Malaysia, Mexico, New Zealand, Norway, Pakistan, Saudi Arabia, South Africa, South Korea, Switzerland, Thailand, Turkey, UAE, Ukraine, the United States, Venezuela and Vietnam.

1.56.  “Manufacture” and “Manufacturing” means, in respect of a compound or product, all activities related to the production, manufacture, processing, filling, finishing, packaging, labeling, shipping, and holding of such compound or product or any intermediate thereof, including process development, process qualification and validation, scale-up, pre-clinical, clinical and commercial manufacture and analytic development, product characterization, stability testing, quality assurance, and quality control.

1.57.  “Mono Product” has the meaning set forth in Section 1.60.

1.58.      “Myoconda” (RedHill's RHB-104) means a product [****].

1.59.  “NDA” has the meaning set forth in Section 1.22.

1.60.  “Net Sales” means, for any period and in respect of any particular Licensed Product in a country, the gross aggregate amount invoiced by Salix and its Affiliates and Sublicensees for sales of such Licensed Product in such country during such period (the “Invoiced Sales”), less deductions, provided the same are fully, clearly and formally documented, for:

1.60.1.  normal and customary trade, quantity and cash discounts and sales returns and allowances, actually allowed and taken, including (a) those granted on account of price adjustments, billing errors, rejected goods, damaged goods and returns, (b) administrative and other fees and reimbursements and similar payments to wholesalers and other distributors, buying groups, pharmacy benefit management organizations, health care insurance carriers and other institutions, (c) allowances, rebates and fees paid to distributors, and (d)  chargebacks;

1.60.2.  freight, postage, shipping and insurance expenses to the extent that such items are included in the Invoiced Sales;

1.60.3.  customs and excise duties and other duties related to the sales to the extent that such items are included in the Invoiced Sales;

1.60.4.  rebates and similar payments made with respect to sales paid for by any governmental or regulatory authority;

1.60.5.  sales and other taxes and duties directly related to the sale or delivery of such Licensed Product, including that portion of the annual fee on prescription drug manufacturers imposed by the United States Patient Protection and Affordable Care Act, Pub. L. No. 111,148 (as amended) and reasonably allocable to sales of such Licensed Product, but not including franchise taxes or taxes assessed against the income derived from such sale;

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1.60.6.  product placement and similar fees paid to pharmacies and coupons, co-pay cards and similar price reductions and discounts provided to consumers; and

1.60.7.  distribution expenses to the extent that such items are included in the Invoiced Sales and are identified as or accounted for as a discount to the selling price for such Licensed Product,

all as they apply to such Licensed Product (collectively, “Permitted Deductions”), in each case as accounted for in accordance with GAAP.  Any Permitted Deduction listed above that involves a payment by Salix or its Affiliates or Sublicensees shall be taken as a deduction in the Calendar Quarter in which the payment is accrued by such entity, and, if such accrual is reversed, a corresponding credit will be made to Net Sales in the Calendar Quarter in which the reversal is made.  For purposes of determining Net Sales, a Licensed Product shall be deemed to be sold when invoiced and a “sale” shall not include limited and reasonable transfers or dispositions of such Licensed Product for charitable, promotional, pre-clinical or clinical purposes or regulatory or governmental purposes to the extent no financial consideration is received by Salix or its Affiliates or Sublicensees in connection therewith, directly or indirectly.

For purposes of calculating Net Sales, sales between or among Salix and its Affiliates and Sublicensees (other than to the extent such entities are the end-users of the applicable Licensed Product) shall be excluded from the computation of Net Sales, but sales by Salix and its Affiliates and Sublicensees to Third Parties shall be included in the computation of Net Sales.

During the Term, Salix shall not, and shall not permit its Affiliates or Sublicensees to, “bundle” a Licensed Product for sale together with one or more other products or offer a Licensed Product for sale as a “loss leader” to encourage the sale of one or more other product(s) without first entering into a signed, written agreement with RedHill, to be negotiated between Salix and RedHill in good faith, in respect of the appropriate allocation, in accordance with Applicable Law, of the gross amount invoiced for such group or bundle of products between the Licensed Product and other products in the bundle or group.

With respect to sales which are not at bona fide arms-length, the term “Net Sales” means the total amount that would have been due in an arms-length sale made in the ordinary course of business and according to the then current market conditions for such sale or, in the absence of such current market conditions, according to market conditions for sale of products similar to the Licensed Products.

In the event a Licensed Product is a Combination Product, the Net Sales for such Combination Product shall be calculated as follows:

a)           If Salix, its Affiliate, or Sublicensee separately sells in such country, (x) a Licensed Product (the “Mono Product”) and (y) products containing active ingredients other than those contained in such Licensed Product as their sole active ingredients, the Net Sales attributable to such Combination Product shall be calculated by [****].

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b)           If Salix, its Affiliate, or Sublicensee separately sells in such country the Mono Product but does not separately sell in such country products containing as their sole active ingredients the other active ingredients in such Combination Product, the Net Sales attributable to such Combination Product shall be calculated by [****].

c)           If Salix, its Affiliates, and Sublicensees do not separately sell in such country the Mono Product but do separately sell products containing as their sole active ingredients the other active ingredients contained in such Combination Product, the Net Sales attributable to such Combination Product shall be calculated by [****].

d)           If Salix, its Affiliates, and Sublicensees do not separately sell in such country both the Mono Product and the other active ingredient or ingredients in such Combination Product, the Net Sales attributable to such Combination Product shall be determined by [****].

1.61.  “Non-Prescription Competitive Product” means, in respect of a particular Licensed Product in a particular country, any

1.61.1.  over-the-counter product containing [****] that is labeled, advertised, marketed, promoted or intended for use in such country for any use or indication that is the same or substantially the same as any use or indication for which such Licensed Product is labeled, advertised, marketed, promoted and intended for use in such country or

1.61.2.  product containing [****] that is a dietary supplement or food product and is advertised, marketed, promoted or intended for use in such country for any use that is the same or substantially the same as any use for which such Licensed Product is labeled, advertised, marketed, promoted and intended for use in such country that in either case (Section 1.61.1 or 1.61.2) is first launched in such country following the First Commercial Sale of such Licensed Product in such country.

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1.62.  “Party” and “Parties” has the meaning set forth in the preamble hereto.

1.63.  “Patents” means (a) all national, regional and international patents and patent applications, including provisional patent applications; (b) all patent applications filed either from such patents, patent applications or provisional applications or from an application claiming priority from either of these, including divisionals, continuations, continuations-in-part, provisionals, converted provisionals and continued prosecution applications; (c) any and all patents that have issued or in the future issue from the foregoing patent applications ((a) and (b)), including utility models, petty patents and design patents and certificates of invention; (d) any and all extensions (including patent term extensions) or restorations by existing or future extension or restoration mechanisms, including revalidations, reissues, refilings, renewals, re-examinations and extensions (including any supplementary protection certificates and the like) of the foregoing patents or patent applications ((a), (b), and (c)); and (e) any similar rights, including so-called pipeline protection or any importation, revalidation, confirmation or introduction patent or registration patent or patent of additions to any of such foregoing patent applications and patents, including any equivalents of the foregoing in any part of the world.

1.64.  “Permitted Deduction” has the meaning set forth in Section 1.60.

1.65.  “Person” means an individual, sole proprietorship, partnership, limited partnership, limited liability partnership, corporation, limited liability company, business trust, joint stock company, trust, unincorporated association, joint venture or other similar entity or organization, including a government or political subdivision, department or agency of a government.

1.66.  “[****] Licensed Product” means any Licensed Product that contains [****] as an active pharmaceutical ingredient.

1.67.  “[****] Study Data” means any and all Study Data currently available to or reasonably obtainable by RedHill from studies, including Phase I and Phase II studies, conducted by RedHill prior to the Effective Date in respect of a Purgative Product containing [****] as an active pharmaceutical ingredient.

1.68.  “Product Information” has the meaning set forth in Section 8.1.

1.69.  “Purgative Product” means any substance or product intended for use as a colonic purgative, laxative or gastrointestinal cleanser (including in, or for the purpose of, the prevention, diagnosis, staging, monitoring, treatment or maintenance of any disease or condition) in humans or non-human animals, but not, for the avoidance of doubt, [****].

1.70.  “Quarterly Activity Report” has the meaning set forth in Section 6.5.1.

1.71.       “RedHill” has the meaning set forth in the preamble hereto.

1.72.  “RedHill Territory” means [****].

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1.73.  “Referenced Patents” means those Patents set forth on Schedule 1.73 and any continuations, continuations-in-part, provisionals, converted provisionals and continued prosecution applications, divisionals, reexaminations, reissues, revalidations, substitutes, extensions and renewals of any of the foregoing Patents, including any Patents claiming priority to such Patents, together with any and all foreign counterpart Patents in respect thereof, whether or not such foreign counterpart Patents are listed on Schedule 1.73.

1.74.  “Regulatory Authority” means any applicable supra-national, federal, national, regional, state, provincial, or local regulatory agencies, departments, bureaus, commissions, councils, or other government entities.

1.75.  “Regulatory Documentation” means, in respect of a particular product, all (a) applications (including all INDs and Drug Approval Applications), filings, submissions, registrations, licenses, authorizations, and approvals (including Regulatory Marketing Approvals); (b) correspondence and reports submitted to or received from Regulatory Authorities (including minutes of meetings and telephonic conferences and official contact reports relating to any communications with any Regulatory Authority) and all supporting documents with respect thereto, including all regulatory drug lists, product labeling, advertising and promotion documents, adverse event files, and complaint files; (c) all Study Data, and (d) other data contained or relied upon in any of the foregoing, in each case ((a), (b), (c) and (d)) relating to such product.

1.76.  “Regulatory Exclusivity” means, with respect to any country, an additional market protection, other than Patent protection, granted by a Regulatory Authority in such country which confers an exclusive commercialization period during which Salix or its Affiliates or Sublicensees have the exclusive right to market, price, and sell a Licensed Product in such country through a regulatory exclusivity right, such as new chemical entity exclusivity, new use or indication exclusivity, new formulation exclusivity, orphan drug exclusivity, pediatric exclusivity, or any applicable data exclusivity.

1.77.  “Regulatory Marketing Approval” means, with respect to a particular country and a particular product, any and all approvals, licenses, registrations, or authorizations of any Regulatory Authority necessary to commercially distribute, sell, or market such product in such country, including, where applicable, (i) pricing or reimbursement approval in such country, (ii) pre- and post-approval marketing authorizations (including any prerequisite manufacturing approval or authorization related thereto), and (iii) labeling approval.

1.78.  “ROFR Agreement” has the meaning set forth in the preamble hereto.

1.79.  “Salix” has the meaning set forth in the preamble hereto.

1.80.   “Salix Option Products” means each of the following products: the [****] and other products containing [****] and other products containing [****].  For the avoidance of doubt, Salix Option Products shall not include [****].

1.81.  “Study Data” means all Information with respect to any Purgative Product made, collected, or otherwise generated under or in connection with pre-clinical or clinical studies, including any data, reports, and results with respect thereto.

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1.82.  “Sublicensee” means a Person, other than an Affiliate of Salix, that is granted a license or sublicense by Salix under this Agreement or the License Agreement, as well as any Person granted a further sublicense under this Agreement or the License Agreement by any such Sublicensee

1.83.  “Term” has the meaning set forth in Section 12.1.1.

1.84.  “Third Party” means any Person other than RedHill, Salix and their respective Affiliates.

1.85.  “Transferred RedHill Regulatory Rights and Information” means all Regulatory Marketing Approvals, Regulatory Documentation or Study Data transferred or assigned to Salix pursuant to Section 3.1.

1.86.  “United States” or “U.S.” means the United States of America and its territories and possessions (including the District of Columbia and Puerto Rico).

1.87.  “U.S. Consideration Term” means, with respect to each Licensed Product in the United States, the period beginning on the Effective Date and ending on the earlier of:

1.87.1.  the later of:

(a)  [****] that includes a [****] in the United States [****] Products for such Licensed Product in the United States; and

(b)  [****] in the United States for such Licensed Product; and

1.87.2.  [****] in the United States.

1.88.  “Valid Claim” means a claim of any pending patent application or issued and unexpired Patent whose validity, enforceability, or patentability has not been affected by any of the following: (a) lapse, abandonment, revocation, dedication to the public, or disclaimer; (b) a holding, finding, or decision of invalidity, unenforceability, or non-patentability by a court, governmental agency, national or regional patent office, or other appropriate body that has competent jurisdiction; or (c) admission of invalidity or unenforceability through reissue, disclaimer or otherwise.  If a claim of a pending patent application has not been issued as a claim of an issued patent within [****] after the earliest priority date for such claim, then such claim shall cease to be a Valid Claim unless and until such claim becomes an issued claim of an issued patent, at which point it shall again become a Valid Claim in accordance with this Section 1.88.

1.89.  “Voting Stock” has the meaning set forth in Section 1.13.

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ARTICLE 2
CONSENT TO LICENSE AGREEMENT

2.1.  Consent to License Agreement.   Subject to timely receipt of the consideration pursuant to ARTICLE 6, RedHill, for itself and any Affiliates that it may have and for the benefit of Salix, hereby consents to the License Agreement and waives any and all rights of first refusal that it may have, whether under Section 4.2 of the ROFR Agreement, any other contract or agreement between it and any of the Inventors or any Listed Affiliate, Section 13.2 of the Asset Purchase Agreement, any other contract or agreement between it and Giaconda or any of its Affiliates, or otherwise, in respect of the licenses and other rights granted by the Inventors to Salix under the License Agreement or that would limit, qualify or restrain the right and ability of the Inventors fully and faithfully to perform each and every one of their obligations under the License Agreement.

2.2.  Waiver of Rights.   Subject to timely receipt of the consideration pursuant to ARTICLE 6, RedHill hereby waives for the benefit of Salix any and all rights that it has or may have, whether under the ROFR Agreement, any other contract or agreement between it and any of the Inventors or their Affiliates, the Asset Purchase Agreement, any other contract or agreement between it and Giaconda or any of its Affiliates, or otherwise, in respect of (a) any inventions, discoveries, know-how or information made, created or developed by the Inventors or their Affiliates in respect of Purgative Products for use in humans or non-human animals and (b) any activities conducted by, or the supply of any good or services or the grant of any rights, in respect of the making, creation, or development by the Inventors or their Affiliates of any inventions, discoveries, know-how or information described in clause (a) or the exploitation thereof; provided, however, that for the avoidance of doubt this Section 2.2 shall not be deemed a waiver of any rights RedHill or its Affiliates may have in respect of the Excluded RedHill Products.

2.3.  Release of Claims.

2.3.1.  Subject to timely receipt of the consideration pursuant to ARTICLE 6, and other than in respect of any breach or threatened breach of the terms of this Agreement, RedHill, for itself and its Affiliates, hereby releases and forever discharges Salix from all claims, whether present or future, actual or contingent, in contract or in tort, at law or in equity, or otherwise, that RedHill or its Affiliates have or may have in connection with or in any way arising from the activities conducted by Salix or its Affiliates or the Inventors or their Affiliates or any of them in respect of the inventions that are claimed in the Licensor Patents, Joint Patents, or Licensor-Derived Salix Patents or included in Licensor Know-How or Joint Know-How, that gave rise to any Regulatory Marketing Approvals, Regulatory Documentation or Study Data transferred or licensed by Inventors to Salix pursuant to the License Agreement or as to which Salix is granted a right of reference under the License Agreement, or that are otherwise the source of intellectual property licensed by the Inventors to Salix pursuant to the License Agreement; provided, however, that for the avoidance of doubt this Section 2.3.1 shall not be deemed a release of any claims RedHill or its Affiliates may have in respect of their rights in and to the Excluded RedHill Products.

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2.3.2.  Subject to timely receipt of the consideration pursuant to ARTICLE 6, and other than in respect of any breach or threatened breach of the terms of this Agreement, RedHill shall not, and shall cause its Affiliates not to, bring any action of any kind or nature, whether at law or in equity, against Salix or its Affiliates or any of them in respect of the activities conducted by Salix or its Affiliates, the Inventors or their Affiliates, or any of them in respect of the inventions that are claimed in the Licensor Patents, Joint Patents, or Licensor-Derived Salix Patents or included in Licensor Know-How or Joint Know-How, that gave rise to any Regulatory Marketing Approvals, Regulatory Documentation or Study Data transferred or licensed by Inventors to Salix pursuant to the License Agreement or as to which Salix is granted a right of reference under the License Agreement, or that are otherwise the source of intellectual property licensed by the Inventors to Salix pursuant to the License Agreement; provided, however, that for the avoidance of doubt this Section 2.3.2 shall not restrict the right of RedHill and its Affiliates to bring actions in respect of their rights in and to the Excluded RedHill Products.

2.4.  Acknowledgement.    RedHill acknowledges that it is aware that it or its advisors, agents or lawyers may discover facts different from or in addition to the facts that it now knows or believes to be true with respect to the subject matter of this Agreement, but that any such discovery shall not limit, qualify, limit or otherwise affect the terms or provisions of Sections 2.1, 2.2, and 2.3.

ARTICLE 3
TRANSFER AND GRANT OF RIGHTS

3.1.  Transfer and Assignment to Salix.

3.1.1.  Subject to timely receipt of the consideration pursuant to ARTICLE 6, to the maximum extent permitted by Applicable Law, RedHill shall, and does hereby, effective as of the Effective Date, sell, convey, transfer and assign to Salix any and all of RedHill’s and RedHill’s Affiliates’ (to the extent RedHill has any Affiliates) right, title and interest in and to any Regulatory Marketing Approvals, Regulatory Documentation, and Study Data that is related to the Exploitation of any Purgative Product, including [****] Study Data, but excluding any Excluded RedHill Regulatory Rights and Information.

3.1.2.  RedHill shall (and shall cause its Affiliates), if requested to do so by Salix, promptly enter into confirmatory instruments of assignment or other instruments in substantially the form reasonably requested by Salix for purposes of recording the transfers and assignments effected under Section 3.1.1 with such Regulatory Authorities as Salix considers appropriate.  As of the Effective Date and until the execution of any such confirmatory instruments, so far as may be legally possible, RedHill and Salix shall have the same rights in respect of the Transferred RedHill Regulatory Rights and Information and be under the same obligations to each other in all respects as if the said confirmatory instruments had been executed.

3.2.  Grants to Salix.  Without in any way limiting or qualifying the provisions of Section 3.1, RedHill (for itself and on behalf of its Affiliates) hereby grants to Salix:

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3.2.1.  an exclusive (including with regard to RedHill and its Affiliates), worldwide, royalty-bearing license (or sublicense), with the right to grant sublicenses through multiple tiers, under the Licensed RedHill Patents and the Licensed RedHill Know-How to Exploit Purgative Products; and

3.2.2.  an exclusive (including with regard to RedHill and its Affiliates) worldwide, royalty-bearing license (or sublicense) and right of reference, with the right to grant sublicenses and further rights of reference through multiple tiers, under the Licensed RedHill Regulatory Rights and Information to Exploit Purgative Products.

RedHill shall, if requested to do so by Salix, promptly enter into confirmatory license agreements or other instruments in substantially the form reasonably requested by Salix for purposes of recording the licenses and rights of reference granted under this Section 3.2 with such patent offices or other Regulatory Authorities as Salix considers appropriate.  As of the Effective Date and until the execution of any such confirmatory licenses, so far as may be legally possible, RedHill and Salix shall have the same rights in respect of the Patents, know-how, intellectual property, Information, Regulatory Marketing Approvals and Regulatory Documentation licensed pursuant to this Section 3.2 and be under the same obligations to each other in all respects as if the said confirmatory licenses or other instruments had been executed.

3.3.  Sublicenses.  Salix shall give RedHill written notice of any intended Sublicense, including the name of the Sublicensee and the material terms thereof.  Any Sublicense by Salix of the rights granted to it under this Agreement shall be consistent with the terms of this Agreement and shall contain provisions necessary to effectuate the terms of this Agreement in all respects as applicable to Sublicensees.

3.4.  Non-Assertion of RedHill’s Rights.  Subject to timely receipt of the consideration pursuant to ARTICLE 6, RedHill shall not, and shall cause its Affiliates not to, bring any action against the Inventors or Salix asserting that the exercise or other exploitation by Salix of the rights granted by the Inventors to Salix under the License Agreement, ongoing development or other activities undertaken by the Inventors as contemplated by the License Agreement, or Salix’s or Salix’s Affiliates’ Exploiting Purgative Products anywhere in the world infringes or would infringe any Patent, Regulatory Marketing Approval or other intellectual property right owned or otherwise Controlled by RedHill or its Affiliates as of the Effective Date (or as to which RedHill or its Affiliates have a right, current or contingent, to obtain ownership or Control as of the Effective Date); provided, however, that this Section 3.4 shall not be deemed to limit RedHill’s rights with respect to the Excluded RedHill Products.

3.5.  Delivery of Licensed RedHill Know-How and Transferred RedHill Regulatory Rights and Information.  Simultaneously with the execution and delivery of this Agreement, RedHill shall deliver to Salix full, complete and correct copies of the Licensed RedHill Know-How and Transferred RedHill Regulatory Rights and Information set forth in Schedule 3.5 (the “Initial RedHill Delivery Materials”) and any other Licensed RedHill Know-How and Transferred RedHill Regulatory Rights and Information then in the possession or control of RedHill or its Affiliates, provided, however, that RedHill shall deliver to Salix copies of Licensed RedHill Know-How and Transferred RedHill Regulatory Rights and Information received by RedHill from Giaconda in the context of RedHill's due diligence review in connection with the Asset Purchase Agreement and ROFR Agreement, within a reasonable time following execution and delivery of this Agreement. Thereafter, RedHill shall work cooperatively and in good faith to investigate any reasonable inquiries that Salix may make in respect of any Licensed RedHill Know-How or Transferred RedHill Regulatory Rights and Information that Salix believes has not previously been delivered by RedHill to Salix and to ensure the prompt delivery of any missing Licensed RedHill Know-How or Transferred RedHill Regulatory Rights and Information to Salix.  Information delivered by RedHill to Salix pursuant to this Section 3.5 shall not thereafter constitute Confidential Information of RedHill for purposes of ARTICLE 8 but shall instead be deemed the Confidential Information of Salix; provided, however, that in acknowledgement of RedHill’s rights to receive rights in such Information in the event of certain terminations of this Agreement, Salix hereby agrees to treat all such Information received pursuant to this Section 3.5 in a confidential manner similar to how it would treat its own information of a similar nature.

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3.6.  Limitations on Development, Manufacture, or Commercialization of Purgative Products by RedHill and its Affiliates.

3.6.1.  During the Term, RedHill shall refrain, and shall cause its then-current Affiliates to refrain, from, whether directly or indirectly and whether alone or in concert with any other Person, (a) engaging in the Exploitation, anywhere in the world, of any Purgative Product (except as agreed by the Parties in the RedHill Territory in accordance with the provisions of ARTICLE 4), (b) licensing, authorizing, appointing, or otherwise enabling any Person other than Salix and its Affiliates to, directly or indirectly, Exploit any Purgative Product anywhere in the world, or (c) lending assistance (financial or otherwise) to any Person other than Salix and its Affiliates in respect of the Exploitation, anywhere in the world, of any Purgative Product; provided, however, that holding up to five percent (5%) of any actual or effective interests in any publicly-traded entity, or a non-controlling interest in, while not being involved in the management of, any Person, where the primary activity of such Person is to make, select, hold or manage investments in businesses, using funds provided by multiple investors (including investment funds and other similar vehicles), that is engaged, directly or indirectly, in any of the foregoing activities shall not be deemed a breach of this undertaking; provided, further, that the limitations set forth in this Section 3.6.1 shall not be deemed to prohibit the Exploitation of any Excluded RedHill Product for indications other than colonic purgation, laxation, or gastrointestinal cleansing if colonic purgation, laxation or gastrointestinal cleansing would be an ancillary effect of the use of such Excluded RedHill Product for such indications.

3.6.2.  The Parties recognize and acknowledge that Salix would not have entered into this Agreement but for the covenants set forth in Section 3.6.1.

3.6.3.  The Parties recognize that the Applicable Law of various jurisdictions may differ as to the validity and enforceability of covenants similar to those set forth in Section 3.6.1.  It is the intention of the Parties that the provisions of Section 3.6.1 be enforced to the fullest extent permissible under the Applicable Law of each jurisdiction in which enforcement may be sought and that the unenforceability of any provisions of Section 3.6.1 shall not render unenforceable, or impair, the remainder of the provisions of Section 3.6.1 or any other provision of this Agreement.

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3.7.  No Implied Rights; Disclaimer of Certain Warranties.

3.7.1.  Except as expressly provided herein, neither Party grants any rights to the other Party and neither Party undertakes any obligations to the other Party; and no rights or obligations shall be implied, including in respect of either Party’s intellectual property or the Exploitation of any compound, product or process, beyond those expressly set forth herein.

3.7.2.  Without limiting the provisions of Section 3.7.1, the Parties acknowledge and agree that (a) Salix has no obligation to Develop or Commercialize any Licensed Product or any obligation to satisfy the conditions to the milestone payments set forth in Section 6.2 or to achieve any particular level of additional consideration or other payments (or any additional consideration or other payments) payable to RedHill under Section 6.3 and (b) RedHill’s only remedy for failure by Salix to Develop a Licensed Product is the right of termination of this Agreement set forth in Section 12.3 as and to the extent provided in such Section.

3.7.3.  Without limitation to the provisions set forth in ARTICLE 9, nothing contained herein shall be deemed to be a warranty by RedHill that either it or Salix will be able to obtain patents on patent applications or that any Patents will afford adequate or commercially worthwhile protection or that any commercially viable product will result from the Development of the Licensed Products and the Licensed RedHill Know-How and Licensed RedHill Patents associated therewith.

3.7.4.  For the avoidance of doubt, the grants set forth in Section 3.2 shall not be deemed to limit RedHill's right, to fully Exploit any Licensed RedHill Know-How, Licensed RedHill Patents and Licensed RedHill Regulatory Rights and Information for its own benefit and/or to grant licenses to do so to any Third Party, in both cases other than in respect of Purgative Products, and to do so without any compensation to Salix, its Affiliates, the Inventors or any other Third Party.    The provisions of this Section 3.7.4 are without prejudice to the provisions of ARTICLE 7 and ARTICLE 8.

ARTICLE 4
REDHILL RIGHT TO COMMERCIALIZE

4.1.  Right to Commercialize in RedHill Territory.  In the event RedHill desires to commercialize pursuant to a distributorship arrangement in the RedHill Territory any of the Salix Option Products, then, to the extent such Salix Option Products are available to be distributed by RedHill or its Affiliates in the RedHill Territory without violating Applicable Law or any contractual commitment to which Salix or its Affiliates is then obligated, Salix agrees to receive and consider in good faith any proposal that RedHill may make for a potential exclusive distribution arrangement between Salix and RedHill in respect of such Salix Option Products in the RedHill Territory.

4.2.  Negotiation Period.

4.2.1.  During the [****] period following the Effective Date, Salix shall not offer or enter into or continue discussions or negotiations to offer to any Third Party the right to commercialize or distribute in the RedHill Territory any Salix Option Products.

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4.2.2.  During the [****] (and, in respect of rights relating to Israel, [****]) period following RedHill’s delivery of a proposal to Salix pursuant to Section 4.1, Salix (a) shall negotiate in good faith with RedHill in respect of such proposal and (b) shall not offer or enter into or continue any discussions or negotiations to offer to any Third Party the right to commercialize or distribute in any country in the RedHill Territory that is the subject of the RedHill proposal any Salix Option Product that is the subject of the RedHill proposal.

4.3.  Certain Limitations.  Nothing in this ARTICLE 4 shall obligate Salix or RedHill to enter into any agreement in respect of any Salix Option Product addressed hereby or, in the event the Parties do not enter into an agreement, limit Salix’s right to pursue discussions with any other Person or enter into any agreements with any Person with respect to the distribution and commercialization of Salix Option Products in the RedHill Territory, subject only to the exclusive negotiation period for which provision is made in Section 4.2.

4.4.  One Proposal Per Product.  For the purposes of proposals submitted pursuant to Section 4.1, RedHill may submit only a single proposal in respect of each Salix Option Product pursuant to Section 4.1.  Once RedHill has submitted a proposal to Salix in respect of a Salix Option Product and Salix has complied with the terms of this ARTICLE 4, the provisions of this ARTICLE 4 shall expire, and have no further force or effect, in respect of such Salix Option Product.

4.5.  Proposal Financial Terms. The Parties confirm that it is their expectation that any proposal made and accepted in accordance with the foregoing provisions of this ARTICLE 4 will provide for consideration to Salix that would be determined on the basis of actual Salix Option Product sales after appropriate allowances for agreed selling costs.

ARTICLE 5
DILIGENCE

5.1.  Costs of [****].  As of the Effective Date, Salix assumes those obligations of RedHill in respect of arrangements for the Development of the [****] Licensed Product that are set forth in Schedule 5.1 (and no others).

5.2.  Regulatory Marketing Approvals and Regulatory Documentation.  Salix, its Affiliates and Sublicensees shall have the sole right to prepare, submit, seek approval of, maintain and update marketing approval applications, marketing approvals and other Regulatory Marketing Approvals and Regulatory Documentation with respect to the Licensed Products (including the [****] Licensed Product).  Salix, its Affiliates or Sublicensees, as applicable, shall solely own, apply for and be the holder or owner of record for all such Regulatory Marketing Approvals and Regulatory Documentation.  Salix, its Affiliates and Sublicensees shall have the sole right to Exploit Licensed Products during the Term.

5.3.  Development Records; Reports.

5.3.1.  Salix shall maintain records of the development process (including clinical development) of the Licensed Products in such detail and in good scientific manner as is generally practiced for similar products and in accordance with standard industry practice.

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5.3.2.  Within thirty (30) days following the end of each Calendar Quarter during the Term, Salix shall provide RedHill with an informal report, which may be either written or oral (including by telephone), regarding the Development (including clinical Development) of the Licensed Products and Salix’s reasonably fixed future plans for the Licensed Products, which report shall cover those topics set out in Schedule 5.3.2; provided, however, that in the event of a Change in Control or Acquisition of or by RedHill that results in RedHill being under the control of, under common control with, or controlling (as such terms are used in Section 1.13) a Competitor, Salix shall have no further obligation to provide any such reports to RedHill, its Affiliates, successors or assigns; provided, however, that the foregoing shall not be applicable in the event of a Change in Control or Acquisition by RedHill that results in RedHill controlling (as such term is used in Section 1.13) a direct or indirect subsidiary of a Competitor that is not, by itself following such Change in Control or Acquisition by RedHill, engaged in the business of [****].

5.3.3.  Without limiting the provisions of Section 5.3.2, Salix shall, within thirty (30) days following the end of each Calendar Quarter ending during the period beginning six (6) months following the Effective Date and ending on the date on which both milestones contemplated by Section 6.2 have been paid by Salix to RedHill, provide RedHill with information in respect of Salix’s Development of the Licensed Products sufficient to permit RedHill to make determinations relevant to the exercise its rights under Section 12.3, including a one-page summary report of such information.

ARTICLE 6
PAYMENTS AND RECORDS

6.1.  Upfront Payment.  No later than five (5) days following the Effective Date, Salix shall pay RedHill the sum of Six Million Dollars ($6,000,000).  Salix shall pay RedHill an additional sum of One Million Dollars ($1,000,000) on the later of (a) five (5) days following the Effective Date and (b) the second Business Day following the date on which RedHill has provided to Salix written confirmation, in the English language and otherwise in form and substance reasonably acceptable to Salix, from a bank or similar financial institution that a wire transfer in the amount of One Million Dollars ($1,000,000) has been initiated following the Effective Date from a RedHill account to the following bank account:

Account name:	[****]
Financial institution:	[****]
Branch address:	[****]
BSB number:	[****]
Account number:	[****]
SWIFT Code:	[****]

Both such payments are non-refundable and shall be non-creditable against any other payments due hereunder.  The value of the upfront payments shall be attributed as set forth in Schedule 6.1 and such attribution shall not affect payment thereof.

6.2.  Regulatory Milestones.  In partial consideration of the rights granted by RedHill to Salix hereunder and subject to the terms and conditions set forth in this Agreement, Salix shall pay to RedHill the following milestone payments within thirty (30) days after the first achievement of each of the following milestones:

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6.2.1.  [****] Dollars ($[****]) upon the earlier to occur of (i) the first [****] and (ii) [****]; and

6.2.2. [****] Dollars ($[****]) upon the earlier of (i) [****] and (ii) the first [****].

Each milestone payment in this Section 6.2 shall be payable only upon the first achievement of such milestone and no amounts shall be due for subsequent or repeated achievements of such milestone.  The maximum aggregate amount payable by Salix pursuant to this Section 6.2 is Five Million Dollars ($5,000,000).  Each milestone payment shall be made within thirty (30) days after achievement of each of the applicable milestone achievement criteria.  The value of each milestone payment shall be attributed as set forth in Schedule 6.1 and such attribution shall not affect payment thereof.

6.3.  Additional Consideration.

6.3.1.  Additional Consideration Rate.  As further consideration for the assignments, licenses, rights, consents and waivers granted to Salix hereunder, subject to Sections 6.3.2 and 6.4, Salix shall pay RedHill additional consideration on Net Sales of each Licensed Product at a rate of:

(a)  in respect of any [****] Licensed Product in the United States, [****] of Net Sales;

(b)  in respect of any [****] Licensed Product in any country other than the United States, [****] of Net Sales; and

(c)  in respect of Licensed Products other than [****] Licensed Products (for the avoidance of doubt, on a worldwide basis), [****] of Net Sales.

6.3.2.  Reductions.

(a)  The additional consideration payable pursuant to Section 6.3.1 in respect of any Licensed Product in a particular country shall be reduced by [****] if, following the First Commercial Sale (by a Person other than Salix or its Sublicensees (in their capacity as such) or any of its or their respective Affiliates) in such country of a product that constitutes a Non-Prescription Competitive Product with respect of such Licensed Product, aggregate quarterly commercial sales of units of the Licensed Product in such country (as determined based on data generated by, as Salix may determine, Wolters Kluwer or IMS International (or if such data is not available from either of such sources, another reliable data source that is mutually agreed by the Parties by mutual written consent)) in any two (2) consecutive Calendar Quarters during the first three (3) years following such First Commercial Sale in such country of such Non-Prescription Competitive Product are less than [****] of the average aggregate quarterly commercial sales of units of the Licensed Product in such country for the four (4) Calendar Quarters immediately preceding such First Commercial Sale in such country of such Non-Prescription Competitive Product.

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(b)  The additional consideration payable pursuant to Section 6.3.1 in respect of any Licensed Product with respect to any country worldwide other than the United States shall be reduced by [****] during all times when the Ex-U.S. Consideration Term for such Licensed Product in such country is continuing, in a situation where the event described in Section 1.25.2 has not occurred, solely by virtue of the provisions of Section 1.25.1(a).

6.4.  Consideration Term.  Salix shall have no obligation to pay any consideration pursuant to Section 6.3.1 with respect to Net Sales of a particular Licensed Product in a particular country (but not any other country) after the Consideration Term for such Licensed Product in such country has expired (but not if earlier terminated).  Upon expiration (but not termination) of the Consideration Term with respect to a Licensed Product in a particular country, the licenses and other rights granted to Salix pursuant to Section 3.2 in respect of such Licensed Product in such country (but not any other country) shall become fully paid-up, perpetual, sublicensable through multiple tiers, and irrevocable (including as a result of the expiration or termination of this Agreement).

6.5.  Payments and Reports.

6.5.1.  Reports and Payments.  Within [****] days after the first day of each Calendar Quarter following the First Commercial Sale of a Licensed Product in a country, Salix shall submit to RedHill a written report with respect to the preceding Calendar Quarter (the “Quarterly Activity Report”) stating:  (a) the gross sales and Net Sales of each Licensed Product sold by Salix and its Affiliates and Sublicensees in each country during the Calendar Quarter just ended, making reference to the specific deductions taken in accordance with the definition of Net Sales; (b) the currency exchange rates used in determining gross sales, Net Sales, and amounts payable under Section 6.3.1 for the Calendar Quarter just ended; and (c) a calculation of the amounts due to RedHill pursuant to Section 6.3.1 in respect of the Calendar Quarter just ended.  All payments due under Section 6.3.1 shall be due and payable within [****] Business Days following the distribution of each Quarterly Activity Report.  The obligation of Salix to provide Quarterly Activity Reports under this Section 6.5.1 shall cease to apply once Salix has no further obligation to make payments under Section 6.3.1.

6.5.2.  Taxes and Withholding.  All payments under this Agreement will be made without any deduction or withholding for or on account of any taxes, duties, levies, or other charges unless such deduction or withholding is required by Applicable Law to be assessed against the payee.  The Parties acknowledge that in accordance with bi-lateral tax treaties between the United States and Israel they do not anticipate that any such deduction or withholding will be required.  Salix shall consult in good faith with RedHill’s tax advisors (whose fees shall be borne solely by RedHill) prior to deducting or withholding any amounts as aforesaid.  If the payor of any such payment is so required to make any deduction or withholding from payments due to the payee, the payor shall (a) promptly notify the payee of such requirement, (b) pay to the relevant authorities on payee’s behalf the full amount required to be deducted or withheld promptly upon the earlier of determining that such deduction or withholding is required or receiving notice that such amount has been assessed against the payee, and (c) promptly forward to payee an official receipt (or certified copy) or other documentation reasonably acceptable to payee evidencing such payment to such authorities.

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6.5.3.  Currency.  All payments under this Agreement shall be made in Dollars.  As applicable, Net Sales and any deductions taken from Invoiced Sales or other adjustments made for purposes of determining Net Sales shall be translated into Dollars at the average daily purchase price for Dollars using the relevant currency during the most recently ended Calendar Quarter prior to the date of the relevant transaction, using for such purpose daily purchase prices as reported in the Wall Street Journal as published for the New York City market.

6.5.4.  Record Keeping.  Salix shall keep, and shall cause its Affiliates and Sublicensees to keep, books and accounts of record in connection with the sale of Licensed Products by Salix and its Affiliates and Sublicensees in accordance with GAAP and in sufficient detail to permit accurate determination of all figures necessary for verification of additional consideration to be paid by Salix to RedHill under Section 6.3.1.  Salix and its Affiliates shall maintain such records for a period of at least [****] years after the end of the Calendar Quarter in which they were generated, provided, however, that if any records are in dispute and Salix has received notice from RedHill of the records which are in dispute, Salix shall keep such records until the dispute is resolved.

6.5.5.  Mode of Payment.  Except if otherwise specified by RedHill as contemplated by Section 6.9, all payments under this Agreement shall be made by the wire transfer of immediately available funds to such bank account as the payee may from time to time designate by notice to the payor.

6.5.6.  Interest on Late Payments.  If any payment due to a Party under this Agreement is not paid when due, then the payor shall pay interest thereon (before and after any judgment) at an annual rate (but with interest accruing on a daily basis) of [****] basis points above LIBOR, such interest to run from the date on which payment of such sum became due until payment thereof in full together with such interest.

6.6.  Audit.  At the request of RedHill, Salix shall, and shall cause its Affiliates and Sublicensees to, permit an independent auditor designated by RedHill and reasonably acceptable to Salix, at reasonable times and upon reasonable notice, to audit the books and records maintained pursuant to Section 6.5.4 to ensure the accuracy of all reports and payments made hereunder.  Such examinations may not (a) be conducted for any Calendar Quarter more than [****] years after the end of such Calendar Quarter, (b) be conducted more than once in any [****] month period (unless a previous audit during such [****] month period revealed an underpayment with respect to such period) or (c) be repeated for any Calendar Quarter.  Except as provided below, the cost of this audit shall be paid by RedHill unless the audit reveals a variance of more than [****] from the reported amounts, in which case Salix shall bear the cost of the audit.  Unless disputed pursuant to Section 6.7 below, if such audit concludes that (a) additional amounts were owed by Salix, Salix shall pay the additional amounts, with interest from the date originally due as provided in Section 6.5.6, or (b) excess payments were made by Salix, RedHill shall reimburse such excess payments, in either case ((a) or (b)), within [****] days after the date on which such audit is completed by the independent auditor.

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6.7.  Audit Dispute.  In the event of a dispute with respect to any audit under Section 6.6, RedHill and Salix shall work in good faith to resolve the disagreement.  If RedHill and Salix are unable to reach a mutually acceptable resolution of any such dispute within [****] days, then the dispute shall be submitted for resolution to a certified public accounting firm jointly selected by Salix and RedHill or to such other Person as Salix and RedHill shall mutually agree (the “Arbitrator”).  The decision of the Arbitrator shall be final and the costs of such arbitration as well as the initial audit shall be allocated among the Parties in such manner as the Arbitrator shall determine.  Not later than [****] days after such decision and in accordance with such decision, Salix shall pay the additional amounts, with interest from the date originally due as provided in Section 6.5.6, or RedHill shall reimburse the excess payments, as applicable.

6.8.  Confidentiality.  RedHill shall treat all information subject to review under this ARTICLE 6 in accordance with the confidentiality provisions of ARTICLE 8 and the Parties shall cause the Arbitrator to enter into a reasonably acceptable confidentiality agreement with Salix obligating such Arbitrator to retain all such financial information in confidence pursuant to such confidentiality agreement.

6.9.  Payments to RedHill; Account Information.  All payments made by Salix to RedHill shall be paid to the bank account specified in the wire instructions and bank account information set forth in Schedule 6.9.  RedHill may amend Schedule 6.9 from time to time by providing written notice to Salix in accordance with Section 13.6.

ARTICLE 7
INTELLECTUAL PROPERTY

7.1.  Maintenance and Prosecution of Patents.

7.1.1.  Maintenance and Prosecution of Licensed RedHill Patents.

(a)  As between RedHill and its Affiliates and Salix, Salix shall have the sole right to prepare, file, prosecute and maintain the Licensed RedHill Patents worldwide.

(b)  Salix shall use commercially reasonable efforts, in accordance with industry practice and to the extent permitted under Applicable Law and commercially reasonable, to prepare, file, prosecute and maintain the Licensed RedHill Patents in the Major Countries, at Salix’s sole cost and expense, during the Term.  The provisions of this Section 7.1.1(b) shall not apply in respect of those Referenced Patents that are identified on Schedule 1.73 as relating to the [****] product.

(c)  Salix shall, to the extent permitted by Applicable Law and Salix’s contractual commitments with any Third Party, keep RedHill reasonably informed with regard to the preparation, filing, prosecution, and maintenance of the Licensed RedHill Patents.

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(d)  In the event that Salix decides not to prepare, file, prosecute, or maintain a Licensed RedHill Patent in a country, Salix shall, to the extent permitted by Applicable Law, provide reasonable prior written notice to RedHill of such intention (which notice shall, in any event, be given no later than [****] days prior to the next deadline for any action that may be taken with respect to such Patent in such country).  Until the date of payment of both milestone payments set forth in Section 6.2, RedHill shall thereupon have the right, to the extent permitted by Applicable Law, to assume the control and direction of the preparation, filing, prosecution, and maintenance of such Patent at RedHill’s expense in such country. Following the date of payment of both milestone payments set forth in Section 6.2, RedHill may thereupon present Salix with a proposal pursuant to which RedHill would, to the extent permitted by Applicable Law and Salix’s contractual commitments with any Third Party, assume the control and direction of the preparation, filing, prosecution, and maintenance of such Patent at RedHill’s expense in such country.  Salix may accept or decline any such proposal in its sole and absolute discretion.

7.1.2.  Cooperation.  RedHill agrees to cooperate fully with Salix in the preparation, filing, prosecution, and maintenance of the Licensed RedHill Patents, and applications for extensions or supplementary protection certificates or filings or listings with Regulatory Authorities in respect of any such Patent, as contemplated in this Section 7.1.  Cooperation shall include:

(a)  executing all papers and instruments, or requiring its employees or contractors to execute such papers and instruments, so as to (i) enable Salix to apply for and to prosecute Patent applications; and (ii) enable Salix to obtain and maintain any Patent extensions, supplementary protection certificates, filings and listings with Regulatory Authorities, and the like with respect to the Licensed RedHill Patents;

(b)  assisting in any license or assignment registration processes with applicable governmental authorities that may be available for the protection of Salix’s interests under this Agreement in respect of the Licensed RedHill Patents; and

(c)  promptly informing Salix of any matters coming to RedHill’s attention that may materially affect Salix’s preparation, filing, prosecution, or maintenance of any Licensed RedHill Patent.

7.1.3.  Patent Term Extension and Supplementary Protection Certificate.

(a)  As between RedHill and its Affiliates and Salix, Salix shall have the sole right to apply for any extension or supplementary protection certificate with respect to Licensed RedHill Patents worldwide.  Salix shall use commercially reasonable efforts, in accordance with industry practice and to the extent permitted and productive under Applicable Law, to apply for any extension or supplementary protection certificate that may be available with respect to the Licensed RedHill Patents in Major Countries, at Salix’s sole cost and expense, during the Term.  The provisions of the preceding sentence shall not apply in respect of those Referenced Patents that are identified on Schedule 1.73 as relating to the [****] product.  RedHill shall provide prompt and reasonable assistance, as requested by Salix, including by taking such action as Patent holder as is required under any Applicable Law to obtain such patent extension or supplementary protection certificate.  Salix shall pay all expenses in regard to obtaining the extension or supplementary protection certificate.

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(b)  In the event that Salix decides not to apply for any extension or supplementary protection certificate described in Section 7.1.3(a) with respect to the Licensed RedHill Patents in a country, Salix shall, to the extent permitted by Applicable Law, provide reasonable prior written notice to RedHill of such intention (which notice shall, in any event, be given no later than [****] days prior to the next deadline for any action that may be taken with respect to such Patent in such country).  Until the date of payment of both milestone payments set forth in Section 6.2, RedHill shall thereupon have the right, to the extent permitted by Applicable Law, to assume the control and direction of the application for any extension or supplementary protection certificate in respect of such Patent at RedHill’s expense in such country. Following the date of payment of both milestone payments set forth in Section 6.2, RedHill may thereupon present Salix with a proposal pursuant to which RedHill would, to the extent permitted by Applicable Law and Salix’s contractual commitments with any Third Party, assume the control and direction of the application for any extension or supplementary protection certificate in respect of such Patent at RedHill’s expense in such country.  Salix may accept or decline any such proposal in its sole and absolute discretion.

7.1.4.  Patent Listings.

(a)  As between RedHill and its Affiliates and Salix, Salix shall have the sole right to make all filings with Regulatory Authorities with respect to the Licensed RedHill Patents, whether as required or as allowed, (i) in the United States, in the FDA’s Orange Book and, (ii) outside the United States, under the national implementations of Article 10.1(a)(iii) of Directive 2001/EC/83 or other international equivalents.  RedHill shall (i) provide to Salix all Information, including a correct and complete list of Licensed RedHill Patents owned or otherwise Controlled by RedHill or its Affiliates covering any Licensed Product, necessary or useful to enable Salix to make such filings or listings with Regulatory Authorities, and (ii) cooperate with Salix’s reasonable requests in connection therewith, including meeting any submission deadlines, in each case ((i) and (ii) of this sentence), to the extent required or permitted by Applicable Law.

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(b)  In the event that Salix decides not to make any filing or listing described in Section 7.1.4(a) with respect to the Licensed RedHill Patents in a country, Salix shall, to the extent permitted by Applicable Law, provide reasonable prior written notice to RedHill of such intention (which notice shall, in any event, be given no later than [****] days prior to the next deadline for any action that may be taken with respect to such filing or listing in such country).  Until the date of payment of both milestone payments set forth in Section 6.2, RedHill shall thereupon have the right, to the extent permitted by Applicable Law, to assume the control and direction of the filing or listing at RedHill’s expense (but in Salix’s name) in such country. Following the date of payment of both milestone payments set forth in Section 6.2, RedHill may thereupon present Salix with a proposal pursuant to which RedHill would, to the extent permitted by Applicable Law and Salix’s contractual commitments with any Third Party, assume the control and direction of the filing or listing at RedHill’s expense (but in Salix’s name) in such country.  Salix may accept or decline any such proposal in its sole and absolute discretion.

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7.2.  Enforcement of Patents.

7.2.1.  Notice.  If either Party hereto becomes aware of any infringement, anywhere in the world, of any issued Patent within the Licensed RedHill Patents (including any alleged or threatened assertion of invalidity or unenforceability of any such Licensed RedHill Patent by a Third Party), then such Party shall promptly notify the other Party in writing to that effect.  Any such notice shall include any available evidence to support an allegation of such infringement.

7.2.2.  Enforcement of Patents.

(a)  As between RedHill and its Affiliates and Salix, Salix shall have the sole right, but not the obligation, at its own expense, to take action (or cause or permit to be taken action) to obtain a discontinuance of an infringement described in Section 7.2.1 or bring suit against a Third Party infringer of any Licensed RedHill Patent.  Salix may join RedHill as party plaintiff to any action or suit resulting from Salix’s exercise of such rights, provided that Salix bears all of RedHill’s reasonable costs and expenses associated with same.  Salix shall bear all the expenses of any such action or suit brought by it claiming infringement of any Licensed RedHill Patent.

(b)  RedHill shall reasonably cooperate (including by executing any documents required to enable Salix to initiate such litigation) with Salix in any action or suit for infringement of any Licensed RedHill Patent brought by Salix against a Third Party in accordance with this Section 7.2.2.  Neither Party shall incur any liability directly to the other Party as a consequence of such litigation or any unfavorable decision resulting therefrom, including any decision holding any Licensed RedHill Patent invalid or unenforceable.  However, Salix shall indemnify and hold RedHill harmless from any liability to a Third Party as a consequence of any such action or suit or any unfavorable decision resulting therefrom.

(c)  Any recovery obtained by Salix as a result of any such proceeding against a Third Party infringer shall be allocated [****].

(d)  In the event that Salix decides not to pursue proceedings in respect of any infringement described in Section 7.2.2(a) or to grant any such infringer a license, then Salix shall, to the extent permitted by Applicable Law and Salix’s contractual commitments with any Third Party, provide reasonable prior written notice to RedHill of such decision.  RedHill may thereupon present Salix with a proposal pursuant to which RedHill would, to the extent permitted by Applicable Law and Salix’s contractual commitments with any Third Party, assume the control and direction, at RedHill’s expense, of proceeding against the infringer.  Salix may accept or decline any such proposal in its sole and absolute discretion.

7.2.3.  Defense Against Claims of Infringement.

(a)  In the event that either RedHill or Salix, or both of them, are sued by a Third Party alleging that the use of the Licensed RedHill Patents or Licensed RedHill Know-How or the Commercialization of any Licensed Product infringes upon, or would require a license to, any intellectual property rights of such Third Party, the Party being so sued shall immediately give the other Party notice of same.  Any such notice shall set out in reasonable detail the relevant facts and include all available evidence to support an allegation of such infringement.

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(b)  Salix shall keep RedHill reasonably informed of all material developments in connection with any such claim, suit, or proceeding described in Section 7.2.3(a).  Salix agrees to provide RedHill with copies of all pleadings filed in such action and to allow RedHill reasonable opportunity to participate in the defense of the claims.

(c)  In the event that Salix decides not to defend proceedings described in Section 7.2.3(a) brought against Salix or obtain a license from the complaining Third Party, then Salix shall, to the extent permitted by Applicable Law, provide reasonable prior written notice to RedHill of such decision.  RedHill shall thereupon have the right, to the extent permitted by Applicable Law, to  assume the control and direction of defending such proceeding at RedHill’s cost and expense.

7.3.  Restriction on Challenging Patents.

7.3.1.  Under no circumstances shall RedHill, whether directly or indirectly through any of its Affiliates or any Third Party, institute, prosecute, or otherwise participate in, at law or in equity or before any administrative or regulatory body, including the U.S. Patent and Trademark Office or its foreign counterparts, any claim, demand, action, or cause of action for declaratory relief, damages, or any other remedy, or for an enjoinment, injunction, or any other equitable remedy, including any interference, re-examination, opposition, or any similar proceeding, alleging that any claim in a Licensed RedHill Patent, a Licensor Patent, a Joint Patent, or a Licensor-Derived Salix Patent is invalid, unenforceable, or otherwise not patentable.

7.3.2.  Under no circumstances shall Salix, whether directly or indirectly through any of its Affiliates or any Third Party, institute, prosecute, or otherwise participate in, at law or in equity or before any administrative or regulatory body, including the U.S. Patent and Trademark Office or its foreign counterparts, any claim, demand, action, or cause of action for declaratory relief, damages, or any other remedy, or for an enjoinment, injunction, or any other equitable remedy, including any interference, re-examination, opposition, or any similar proceeding, alleging that any claim in a Licensed RedHill Patent, a Licensor Patent, a Joint Patent, or a Licensor-Derived Salix Patent is invalid, unenforceable, or otherwise not patentable.

7.3.3.  The provisions of Sections 7.3.1 and 7.3.2 shall be applicable only to the extent permitted by Applicable Law.

ARTICLE 8
CONFIDENTIALITY AND PUBLIC ANNOUNCEMENTS

8.1.  Confidentiality.  RedHill recognizes that by reason of, inter alia, Salix’s status as an assignee and an exclusive licensee in respect of certain Patents, intellectual property, know-how and Regulatory Documentation pursuant to the assignments and grants under

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ARTICLE 3 and the other rights and obligations set forth herein, Salix has an interest in RedHill’s retention in confidence of certain information of RedHill related to the Transferred RedHill Regulatory Rights and Information, the Licensed RedHill Know-How, and the Licensed RedHill Patents.  Accordingly, during the Term, RedHill shall, and shall cause its Affiliates to, keep completely confidential and not publish or otherwise disclose, and not use directly or indirectly for any purpose other than to fulfill RedHill’s obligations to Salix hereunder and to exercise RedHill’s rights hereunder, the Transferred RedHill Regulatory Rights and Information, the Licensed RedHill Know-How, and any Information relating to any Licensed RedHill Patent (the “Product Information”); except to the extent (a) the Product Information is in the public domain through no fault of RedHill or its Affiliates; (b) such disclosure or use is expressly permitted under Section 8.4, or (c) such disclosure or use is otherwise expressly permitted by the terms of this Agreement.  For purposes of Section 8.4, Salix shall be deemed to be the disclosing Party with respect to Product Information under Section 8.4 and RedHill shall be deemed to be the receiving Party with respect thereto.  For further clarification, (a) without limiting this Section 8.1, to the extent Product Information is disclosed by RedHill to Salix pursuant to this Agreement, such information shall, subject to Section 3.5 and the other terms and conditions of this ARTICLE 8, also constitute Confidential Information of RedHill with respect to the use and disclosure of such Information by Salix, but (b) the disclosure by RedHill to Salix of Product Information shall not cause such information to cease to be subject to the provisions of this Section 8.1 with respect to the use and disclosure of such Confidential Information by RedHill.  In the event this Agreement is terminated, then, except as provided in the following sentence, this Section 8.1 shall have no continuing force or effect.  In the event of a termination of this Agreement by Salix pursuant to Section 12.2 or 12.5 or the expiration of this Agreement, the provisions of this Section 8.1 shall survive such termination or expiration.

8.2.  Confidentiality Obligations.  At all times during the Term and for a period of [****] years following termination or expiration hereof (or such longer period as may apply under Section 8.3), each Party shall, and shall cause its officers, directors, employees and agents to, keep confidential and not publish or otherwise disclose to a Third Party and not use, directly or indirectly, for any purpose, any Confidential Information furnished or otherwise made known to such Party (as determined in respect of Product Information in accordance with the provisions of Section 8.1), directly or indirectly, by the other Party, except to the extent such disclosure or use is expressly permitted by the terms of this Agreement or is reasonably necessary or useful for the performance of, or the exercise of such Party’s rights under, this Agreement.  “Confidential Information” means any technical, business, or other information provided by or on behalf of one Party to the other Party in connection with this Agreement, whether prior to, on, or after the Effective Date, including information relating to the terms of this Agreement and the License Agreement or the scientific, regulatory or business affairs or other activities of the disclosing Party.  Notwithstanding the foregoing, the confidentiality and non-use obligations under this Section 8.2 with respect to any Confidential Information shall not include any information that:

8.2.1.  is or hereafter becomes part of the public domain by public use, publication, general knowledge or the like through no wrongful act, fault or negligence on the part of the receiving Party;

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8.2.2.  can be demonstrated by documentation or other competent proof to have been in the receiving Party’s possession prior to disclosure by the disclosing Party without any obligation of confidentiality with respect to such information;

8.2.3.  is subsequently received by the receiving Party from a Third Party who is not bound by any obligation of confidentiality with respect to such information; or

8.2.4.  can be demonstrated by documentation or other competent evidence to have been independently developed by or for the receiving Party without reference to the disclosing Party’s Confidential Information.

Specific aspects or details of Confidential Information shall not be deemed to be within the public domain or in the possession of the receiving Party merely because the Confidential Information is embraced by more general information in the public domain or in the possession of the receiving Party.  Further, any combination of Confidential Information shall not be considered in the public domain or in the possession of the receiving Party merely because individual elements of such Confidential Information are in the public domain or in the possession of the receiving Party unless the combination and its principles are in the public domain or in the possession of the receiving Party.

8.3.  Trade Secrets.  Confidential Information that constitutes a trade secret under Applicable Law or the Uniform Trade Secrets Act and is so identified to the receiving Party by the disclosing Party in writing shall be kept confidential indefinitely.

8.4.  Permitted Disclosures.  Each Party may disclose Confidential Information to the extent that such disclosure is:

8.4.1.  made in response to a valid order of a court of competent jurisdiction or other Regulatory Authority of competent jurisdiction or, if in the reasonable opinion of the receiving Party’s legal counsel, such disclosure is otherwise required by Applicable Law, including by reason of filing with securities regulators; provided, however, that the receiving Party shall first have given notice to the disclosing Party and given the disclosing Party a reasonable opportunity to quash such order or to obtain a protective order or confidential treatment requiring that the Confidential Information and documents that are the subject of such order be held in confidence by such court or agency or, if disclosed, be used only for the purposes for which the order was issued; and provided further that the Confidential Information disclosed in response to such court or governmental order shall be limited to that information which is legally required to be disclosed in response to such court or governmental order;

8.4.2.  made by or on behalf of the receiving Party to Regulatory Authorities as required in connection with any filing, application or request for Regulatory Marketing Approval or activities in support thereof; provided, however, that reasonable measures shall be taken to assure confidential treatment of such information to the extent practicable and consistent with Applicable Law;

8.4.3.  made by or on behalf of the receiving Party to a patent authority as may be reasonably necessary or useful for purposes of obtaining or enforcing a Patent; provided, however, that reasonable measures shall be taken to assure confidential treatment of such information, to the extent such protection is available; or

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8.4.4.  made by the receiving Party to its or their attorneys, auditors, advisors, consultants, contractors, manufacturers, suppliers, existing or prospective collaboration partners, licensees, sublicensees, lenders, investors or acquirers, or other Third Parties as may be necessary or useful in connection with the performance of its obligations or exercise of its rights as contemplated by this Agreement or (in the case of Salix) the License Agreement or its enforcement of rights or pursuit of claims, whether under this Agreement or the License Agreement or not, against the other Party or its Affiliates; provided, however, that any person to whom disclosure is to be made pursuant to this Section 8.4.4 shall prior to such disclosure be subject to obligations of confidentiality and non-use with respect to such Confidential Information substantially similar to the obligations of confidentiality and non-use of the receiving Party pursuant to this ARTICLE 8.

8.5.  Public Announcements. Except as (a) required by Applicable Law, including, without limitation, stock exchange rules, (b) required pursuant to compulsory legal process, (c) necessary for the exercise or enforcement of the rights granted to the Parties under this Agreement, or (d) as expressly permitted under this ARTICLE 8, neither of the Parties shall publicly announce or otherwise disclose to any Third Party (other than the Inventors) any of the terms of this Agreement without the prior written approval of the other Party, not to be unreasonably withheld or delayed.  Except as otherwise provided in this Section, the Parties shall only release public announcements of the execution of this Agreement in forms to be mutually agreed by the Parties.  Notwithstanding the foregoing, if a Party is disclosing information relating to this Agreement because it is required to do so to comply with Applicable Law or compulsory legal process, including its reporting requirements under the United States Securities Exchange Act of 1934, as amended, or equivalent Israeli securities laws and regulations, such Party intending to make such disclosure shall give the other Party at least three (3) Business Days’ prior notice in writing of the text of the intended disclosure, unless such Applicable Law or compulsory legal process would require earlier disclosure, in which event the notice shall be provided as early as practicable.  A Party that determines that it is required to file this Agreement with the United States Securities and Exchange Commission or any other governmental authority shall request confidential treatment with respect to the terms of this Agreement, shall consult in good faith with the other Party regarding such confidential treatment, and shall use commercially reasonable efforts to have redacted from any publicly available version such provisions as the Parties may agree.  Notwithstanding anything to the contrary above, each Party may disclose the terms of this Agreement to its respective Affiliates and its and their respective attorneys, auditors, advisors, consultants, contractors, manufacturers, suppliers, existing or prospective collaboration partners, licensees, sublicensees, lenders, investors or acquirers, or other Third Parties as may be necessary or useful in connection with the performance of its obligations or exercise of its rights as contemplated by this Agreement or (in the case of Salix) the License Agreement or its enforcement of rights or pursuit of claims, whether under this Agreement or the License Agreement or not, against the other Party or its Affiliates, subject to any such Person being bound by reasonable confidentiality obligations.

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ARTICLE 9
REPRESENTATIONS AND WARRANTIES

9.1.  Representations and Warranties of Salix.  Salix represents and warrants to RedHill, as of the Effective Date, as follows:

9.1.1.  It is a corporation duly organized, validly existing, and in good standing under the laws of the State of California, and has all requisite power and authority, corporate or otherwise, to execute, deliver, and perform this Agreement.

9.1.2.  The execution and delivery of this Agreement and the performance by it of the transactions contemplated hereby have been duly authorized by all necessary corporate action, and do not violate (i) Salix’s charter documents, bylaws, or other organizational documents, (ii) in any material respect, any agreement, instrument, or contractual obligation to which Salix is bound, (iii) any requirement of any Applicable Law, or (iv) any order, writ, judgment, injunction, decree, determination, or award of any court or governmental agency presently in effect applicable to Salix.

9.1.3.  This Agreement is a legal, valid, and binding obligation of Salix enforceable against it in accordance with its terms and conditions, subject to the effects of bankruptcy, insolvency, or other laws of general application affecting the enforcement of creditor rights, judicial principles affecting the availability of specific performance, and general principles of equity (whether enforceability is considered a proceeding at law or equity).

9.1.4.  It is not under any obligation, contractual or otherwise, to any Person that conflicts with or is inconsistent in any material respect with the terms of this Agreement, or that would impede the diligent and complete fulfillment of its obligations hereunder.

9.1.5.  It has the financial capacity, as well as the necessary experience and expertise, to reasonably carry out all its obligations hereunder, and shall, in carrying out such obligations, obtain or procure all approvals and consents required under Applicable Law in order for it to do so.

9.2.  Representations and Warranties of RedHill.  RedHill represents and warrants to Salix, as of the Effective Date, as follows:

9.2.1.  It is a corporation duly organized, validly existing, and in good standing under the laws of Israel, and has all requisite power and authority, corporate or otherwise, to execute, deliver, and perform this Agreement.

9.2.2.  The execution and delivery of this Agreement and the performance by it of the transactions contemplated hereby have been duly authorized by all necessary corporate action, and do not violate (i) RedHill’s charter documents, bylaws, or other organizational documents, (ii) in any material respect, any agreement, instrument, or contractual obligation to which RedHill is bound, (iii) any requirement of any Applicable Law, or (iv) any order, writ, judgment, injunction, decree, determination, or award of any court or governmental agency presently in effect applicable to RedHill.

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9.2.3.  This Agreement is a legal, valid, and binding obligation of RedHill enforceable against it in accordance with its terms and conditions, subject to the effects of bankruptcy, insolvency, or other laws of general application affecting the enforcement of creditor rights, judicial principles affecting the availability of specific performance, and general principles of equity (whether enforceability is considered a proceeding at law or equity).

9.2.4.  It is not under any obligation, contractual or otherwise, to any Person that conflicts with or is inconsistent in any material respect with the terms of this Agreement, or that would impede the diligent and complete fulfillment of its obligations hereunder.

9.2.5.  To the Knowledge of RedHill, none of the provisions of the ROFR Agreement, the provisions of any other contract or agreement between RedHill and its Affiliates and any of the Inventors or their Affiliates, the provisions of the Asset Purchase Agreement, the provisions of any other contract or agreement between RedHill and its Affiliates or Giaconda or its Affiliates, or any other rights that RedHill and its Affiliates may hold or have the right to acquire, whether in the form of Patents, trade secrets or otherwise, in each case as existing on the Effective Date, will, after giving effect to the terms of this Agreement, limit or restrict Salix’s right and ability to Exploit Purgative Products anywhere in the world.

9.2.6.  To the Knowledge of RedHill, the Referenced Patents constitute all of the Licensed RedHill Patents.

9.2.7.  To the Knowledge of RedHill, no claim or litigation has been brought or threatened by any Person alleging that (a) any of the Licensed RedHill Patents is invalid or unenforceable, (b) any of the Licensed RedHill Patents or any of the Transferred RedHill Regulatory Rights and Information or Licensed RedHill Regulatory Rights and Information violates, infringes, or otherwise conflicts or interferes with, or would violate, infringe, or otherwise conflict or interfere with, any intellectual property or proprietary right of any Person or (c) the disclosing, copying, making, assigning or licensing of any of the Licensed RedHill Patents, Transferred RedHill Regulatory Rights and Information, or Licensed RedHill Know-How as contemplated herein or in the License Agreement violates, infringes, or otherwise conflicts or interferes with, or would violate, infringe, or otherwise conflict or interfere with, any intellectual property or proprietary right of any Person.

9.2.8.  Neither RedHill nor any of its Affiliates has previously entered into any agreement, whether written or oral, with respect to, or otherwise assigned, transferred, licensed, conveyed, or otherwise encumbered, any right, title, or interest that it may have in or to the Licensed RedHill Patents, the Transferred RedHill Regulatory Rights and Information, or Licensed RedHill Know-How (including by granting any covenant not to sue with respect thereto) or any Patent or other intellectual property or proprietary right or Information that would be Licensed RedHill Patents, Transferred RedHill Regulatory Rights and Information, or Licensed RedHill Know-How but for such assignment, transfer, license, conveyance, or encumbrance, and during the Term neither RedHill nor its Affiliates will enter into any such agreement or grant any such right, title, or interest to any Person with respect to the Licensed RedHill Patents, Transferred RedHill Regulatory Rights and Information, or Licensed RedHill Know-How that is inconsistent with the rights and licenses granted to Salix under this Agreement.

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9.2.9.  RedHill has obtained from its Affiliates the assignments, licenses and other rights necessary for RedHill to effect the assignments and grant to Salix the rights and licenses provided herein and otherwise for RedHill to perform its obligations hereunder.

ARTICLE 10
LIMITATION OF LIABILITY

Except in the case of damages, liabilities, claims, costs, charges, judgments and expenses (including reasonable attorneys’ fees) that may be sustained, suffered or incurred as a result of (i) breach by either Party of ARTICLE 8, (ii) the gross negligence, fraud or willful misconduct of a Party or (iii) breach of Sections 3.6 or 7.3, in no event shall either Party be liable to the other Party or any of its Affiliates for any consequential, incidental, indirect, special, punitive or exemplary damages (including, without limitation, lost profits, business or goodwill) suffered or incurred by such other Party or its Affiliates, whether based upon a claim or action of contract, warranty, negligence or tort, or otherwise, arising out of this Agreement.

ARTICLE 11
INSURANCE

11.1.  Salix Insurance.  Salix shall have and maintain during the Term such types and amounts of liability insurance, including clinical trial and product liability insurance, as is normal and customary in the industry generally for parties similarly situated.  Upon request by RedHill, Salix undertakes to send evidence of its compliance with this Section 11.1.  Salix shall promptly, and in any event within ten (10) days, notify RedHill of any notice that Salix may receive from its insurance carriers of any proposed reduction of coverage or other material modification of any of the insurance policies required to be carried by Salix pursuant to this Section 11.1.

11.2.  Post-Term Insurance.  Salix shall exercise commercially reasonable efforts to cause any insurance policies that Salix carries that are required by Section 11.1 and that are written on a claims made basis to remain in effect for no less than [****] following the end of the Term.

ARTICLE 12
TERM AND TERMINATION

12.1.  Term; Effect of Expiry.

12.1.1.  Term.  This Agreement shall commence on the Effective Date and, unless earlier terminated in accordance herewith, shall continue in full force and effect until the date of expiration of the last Consideration Term for the last Licensed Product (such period, the “Term”).

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12.1.2.  Effect of Expiration of the Term.

(a)  The grants, licenses, rights of reference, waivers, consents and releases made by RedHill to Salix hereunder shall not be affected by any expiration of the Term pursuant to Section 12.1.1 and shall continue in full force and effect thereafter.  Without limiting the foregoing, following any expiration of the Term pursuant to Section 12.1.1, the grants, licenses, and rights of reference in Section 3.2 shall become fully-paid, perpetual, royalty-free and irrevocable on a worldwide basis.

(b)  Expiration of this Agreement pursuant to Section 12.1.1 shall have no effect on the assignments effected pursuant to Section 3.1, which assignments shall, subject only to Section 12.7.3, constitute a full, final, complete and irrevocable assignment and transfer of all right, title and interest of RedHill and its Affiliates in and to the Transferred Regulatory Rights and Information effective as of the Effective Date.

12.2.  Termination for Material Breach.   Any material failure by a Party (the “Breaching Party”) to comply with any of its material obligations contained in this Agreement shall entitle the Party not in default to give to the Breaching Party notice specifying the nature of the default, requiring the Breaching Party to make good or otherwise cure such default, and stating its intention if such default is not cured to terminate this Agreement.  If such default is not cured within [****] days after the receipt of such notice (or, if such default cannot be cured within such [****] day period, if the Breaching Party does not commence actions to cure such default within such period and thereafter diligently continue such actions or if such default is not otherwise cured within [****] days after the receipt of such notice, except in the case of a payment default, as to which the Breaching Party shall have only a [****] day cure period), the Party not in default shall be entitled, on notice to the Breaching Party, without prejudice to any other rights conferred on it by this Agreement, and in addition to any other remedies available to it at law or in equity, to terminate this Agreement.

12.3.  Additional Termination Rights by RedHill.  In the event that Salix should, at any time during the period beginning [****] following the Effective Date and ending on the date on which both milestone payments contemplated by Section 6.2 have been paid by Salix to RedHill, not then be pursuing the Development of one or more Licensed Products (and in any event at least one Licensed Product), then RedHill shall be entitled to give Salix notice requiring Salix to commence or resume Development of at least one Licensed Product and stating RedHill’s intention to terminate this Agreement if Salix fails to commence or resume Development of at least one Licensed Product.  For the avoidance of doubt, RedHill shall be entitled to give such notice more than once, but any such notice may be given only during the period beginning [****] following the Effective Date and ending on the date on which both milestone payments contemplated by Section 6.2 have been paid by Salix to RedHill.  If Salix fails to commence or resume Development of at least one Licensed Product, and give notice of such commencement or resumption to RedHill, within [****] days after its receipt of such notice (or, if relevant Development activities cannot reasonably be commenced or resumed within such [****] day period, if Salix does not commence actions to commence or resume relevant Development activities, and give notice of such commencement to RedHill, within such [****] day period and thereafter diligently continue such actions or if in any event Salix has not commenced or resumed relevant Development activities, and given notice of such commencement or resumption to RedHill, within [****] days after its receipt of such notice), then RedHill shall be entitled, by notice to Salix and without prejudice to any other rights conferred on RedHill by this Agreement and in addition to any other remedies available to RedHill at law or in equity, to terminate this Agreement.

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12.4.  Additional Termination Rights by Salix. Salix may terminate this Agreement immediately upon notice to RedHill at or after any termination of the License Agreement (including any termination of the License Agreement that may be effected by agreement between Salix and the Inventors).

12.5.  Termination for Insolvency.  In the event that either Party (a) files for protection under bankruptcy or insolvency laws, (b) makes an assignment for the benefit of creditors, (c) appoints or suffers appointment of a receiver or trustee over substantially all of its property that is not discharged within [****] days after such filing, (d) proposes a written agreement of composition or extension of its debts, (e) proposes or is a party to any dissolution or liquidation, (f) files a petition under any bankruptcy or insolvency act or has any such petition filed against that is not discharged within [****] days of the filing thereof, or (g) admits in writing its inability generally to meet its obligations as they fall due in the general course, then the other Party may terminate this Agreement effective immediately upon written notice to such Party.

12.6.  Rights in Bankruptcy.  All rights and licenses granted under or pursuant to this Agreement by RedHill are, and shall otherwise be deemed to be, for purposes of Section 365(n) of the U.S. Bankruptcy Code or any analogous provisions in any other country or jurisdiction, licenses of right to “intellectual property” as defined under Section 101 of the U.S. Bankruptcy Code.  The Parties agree that Salix, as licensee of such rights under this Agreement, shall retain and may fully exercise all of its rights and elections under the U.S. Bankruptcy Code or any analogous provisions in any other country or jurisdiction.

12.7.  Effect of Termination.

12.7.1.  Except to the extent otherwise specified in this Section 12.7 or Section 6.4, in the event of a termination of this Agreement (but not in the event of an expiration of the Term pursuant to Section 12.1.1), all rights, waivers and licenses granted by RedHill to Salix hereunder shall immediately terminate.

12.7.2.  Notwithstanding the provisions of Section 12.7.1, in the event of

(a)  a termination of this Agreement by Salix pursuant to Section 12.2 for RedHill’s material breach with respect to ARTICLE 2 or Sections 3.4, 3.6, 7.3, 8.1 and 8.2, or

(b)  a termination of this Agreement by Salix pursuant to Section 12.5 where, in connection with the bankruptcy or insolvency events or proceedings giving rise to Salix’s right to terminate under Section 12.5, any of RedHill’s obligations with respect to ARTICLE 2 or Sections 3.4, 3.6, 7.3, 8.1, or 8.2 have become or, in Salix’s reasonable judgment, will become unenforceable by Salix against RedHill, its Affiliates, or any successor to RedHill or its Affiliates, then the rights, waivers and licenses granted by RedHill to Salix hereunder shall become fully-paid, perpetual, royalty-free and irrevocable.

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12.7.3.  Upon any termination (but not in the event of an expiration of the Term pursuant to Section 12.1.1) of this Agreement other than by Salix pursuant to Section 12.2 or by Salix pursuant to Section 12.5 in the circumstances contemplated by Section 12.7.2(b), Salix shall assign and transfer to RedHill all right, title and interest in and to the Transferred RedHill Regulatory Rights and Information that was originally conveyed by RedHill and its Affiliates to Salix pursuant to Section 3.1 and as further developed since they were originally conveyed.  Salix shall (and shall cause its Affiliates to), if requested to do so by RedHill, enter into confirmatory instruments of assignment or other instruments in substantially the form reasonably requested by RedHill for purposes of recording the transfers and assignments effected under this Section 12.7.3 with such patent offices or other Regulatory Authorities as RedHill considers appropriate.  Until the execution of any such confirmatory instruments, so far as may be legally possible, Salix and its Affiliates and RedHill and its Affiliates shall have the same rights in respect of the Transferred RedHill Regulatory Rights and Information and be under the same obligations to each other in all respects as if the said confirmatory instruments had been executed.  Notwithstanding any assignment and transfer effected pursuant to the preceding provisions of this Section 12.7.3, in respect of any Licensed Product and any country as to which the Consideration Term for such Licensed Product in such country has terminated prior to termination of this Agreement, Salix shall have and hold a fully paid-up, perpetual, sublicensable through multiple tiers, and irrevocable license under and in respect of the Transferred RedHill Regulatory Rights and Information upon the terms set forth in Section 3.2 mutatis mutandis and in any event without reference to the exclusion from such licenses, pursuant to the definitions of Licensed RedHill Regulatory Rights and Information and Licensed RedHill Know-How, of the Transferred RedHill Regulatory Rights and Information.

12.8.  Post-Termination Additional Consideration.  Following any termination of this Agreement, Salix shall not be responsible for any additional consideration payments following the effective date of such termination, except with respect to any sales of Licensed Products made by Salix, either itself or through an Affiliate, or by a Sublicensee or Sublicensee’s Affiliate, pursuant to Section 12.10.3 following the termination date of this Agreement.  For the avoidance of doubt, in the event of an expiration of the Term pursuant to Section 12.1.1, Salix shall in no event be responsible for any further payments to RedHill pursuant to this Section 12.8.

12.9.  Remedies.  Except as otherwise expressly provided herein, termination of this Agreement in accordance with the provisions hereof shall not limit remedies that may otherwise be available in law or equity.

12.10.  Accrued Rights; Surviving Obligations.

12.10.1.  Termination or expiration of this Agreement for any reason shall be without prejudice to any rights that shall have accrued to the benefit of a Party prior to such termination or expiration.  Such termination or expiration shall not relieve a Party from obligations that are expressly indicated to survive the termination or expiration of this Agreement.

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12.10.2.  Sections 6.5.4, 6.6, 6.7, 6.8, 11.2, 12.1.2, 12.7, 12.8, 12.9, and this Section 12.10 and ARTICLE 1, ARTICLE 2, ARTICLE 8, ARTICLE 9, ARTICLE 10, and ARTICLE 13 shall survive the termination or expiration of this Agreement for any reason.

12.10.3.  Notwithstanding the termination of this Agreement, Salix and its Sublicensees and its and their Affiliates shall have the right for [****] after the effective date of such termination to sell or otherwise dispose of all Licensed Products then in its inventory and any in-progress inventory, as though this Agreement had not terminated, and such sale or disposition shall not constitute infringement of RedHill’s or its Affiliates’ Patent or other intellectual property or other proprietary rights.  For the avoidance of doubt, Salix shall continue to make payments thereon as provided in ARTICLE 6 as if this Agreement had not terminated.

ARTICLE 13
MISCELLANEOUS

13.1.  Force Majeure.  No Party shall be held liable or responsible to any other Party or be deemed to have defaulted under or breached this Agreement for failure or delay in fulfilling or performing any term of this Agreement (other than an obligation to make payments) when such failure or delay is caused by or results from events beyond the reasonable control of the non-performing Party, including fires, floods, earthquakes, hurricanes, embargoes, shortages, epidemics, quarantines, war, acts of war (whether war be declared or not), terrorist acts, insurrections, riots, civil commotion, strikes, lockouts, or other labor disturbances (whether involving the workforce of the non-performing Party or of any other Person), acts of God or acts, omissions or delays in acting by any governmental authority (except to the extent such delay results from the breach by the non-performing Party or any of its Affiliates of any term or condition of this Agreement).  The non-performing Party shall notify the other Parties of such force majeure within thirty (30) days after such occurrence by giving written notice to the other Parties stating the nature of the event, its anticipated duration, and any action being taken to avoid or minimize its effect.  The suspension of performance shall be of no greater scope and no longer duration than is necessary and the non-performing Party shall use commercially reasonable efforts to remedy its inability to perform.

13.2.  Export Control.

13.2.1.  This Agreement is made subject to any restrictions concerning the export of products or technical information from the United States or other countries that may be imposed on the Parties from time to time.  Each Party agrees that it will not export, directly or indirectly, any technical information acquired from another Party under this Agreement or any products using such technical information to a location or in a manner that at the time of export requires an export license or other governmental approval, without first obtaining the written consent to do so from the appropriate agency or other governmental entity in accordance with Applicable Law.

13.2.2.  Each Party shall procure and maintain all export and other licenses and permits required for the granting to the other Party of the rights and licenses granted hereunder and for the supply to the other Party of all Information required to be delivered by the first Party to the other Party hereunder and shall otherwise comply with all Applicable Law relating to the grant of rights and licenses and the performance of such Party’s other obligations under this Agreement as necessary to ensure that the other Party will be entitled to exercise its rights hereunder free of any restriction.

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13.3.  Assignment.

13.3.1.  RedHill may sell, transfer, assign, delegate, pledge, or otherwise dispose of, whether voluntarily, involuntarily, by operation of law or otherwise, this Agreement or any of its rights or duties hereunder; provided, that promptly following the consummation of such transaction RedHill delivers written notice of such transaction to Salix together with a written acknowledgment and assumption by the transferee or assignee of RedHill’s obligations set forth in this Agreement, or any part thereof, as the case may be; provided, further, that except as otherwise agreed to by Salix in writing, RedHill shall continue to remain responsible for the performance by such assignee of RedHill’s rights and obligations hereunder.

13.3.2.  Without the prior written consent of RedHill, such consent not to be unreasonably withheld, conditioned, or delayed, Salix shall not sell, transfer, assign, delegate, pledge, or otherwise dispose of, whether voluntarily, involuntarily, by operation of law or otherwise, this Agreement or any of its rights or duties hereunder; provided, however, that Salix may make such an assignment without RedHill’s consent to its Affiliate or to a successor, whether in a merger, sale of stock, sale of assets or any other transaction, of the business to which this Agreement relates.  With respect to an assignment to an Affiliate, Salix shall remain responsible for the performance by such Affiliate of Salix’s rights and obligations hereunder.

13.3.3.  Any attempted assignment or delegation in violation of Sections 13.3.1 or 13.3.2 shall be void and of no effect.

13.3.4.  All validly assigned and delegated rights and obligations of a Party hereunder shall be binding upon and inure to the benefit of, and be enforceable by and against, the Party’s successors and permitted assigns.

13.4.  Severability.  If any provision of this Agreement is held to be illegal, invalid, or unenforceable under any present or future law, and if the rights or obligations of none of the Parties under this Agreement will be materially and adversely affected thereby, (a) such provision shall be fully severable, (b) this Agreement shall be construed and enforced as if such illegal, invalid, or unenforceable provision had never comprised a part hereof, (c) the remaining provisions of this Agreement shall remain in full force and effect and shall not be affected by the illegal, invalid, or unenforceable provision or by its severance herefrom, and (d) in lieu of such illegal, invalid, or unenforceable provision, there shall be added automatically as a part of this Agreement a legal, valid, and enforceable provision as similar in terms to such illegal, invalid, or unenforceable provision as may be possible and reasonably acceptable to the Parties.  To the fullest extent permitted by Applicable Law, each Party hereby waives any provision of law that would render any provision hereof illegal, invalid, or unenforceable in any respect.

13.5.  Governing Law, Disputes.

13.5.1.  Governing Law.  This Agreement shall be governed by and construed in accordance with the laws of the State of New York, excluding any conflicts or choice of law rule or principle that might otherwise refer construction or interpretation of this Agreement to the substantive law of another jurisdiction.  The Parties agree to exclude the application to this Agreement of the United Nations Convention on Contracts for the International Sale of Goods.

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13.5.2.  Arbitration.  Any dispute arising out of or relating to this Agreement, including the breach, termination or validity thereof, shall be finally resolved by arbitration in accordance with the Rules of Conciliation and Arbitration of the International Chamber of Commerce as then in effect, provided that, in the event and to the extent such rules conflict with the terms of this Section 13.5, the terms of this Section 13.5 shall govern.  Judgment on the award rendered by the arbitrator(s) may be entered in any court having jurisdiction thereof.  The place of arbitration shall be London, England.  The arbitration shall be conducted in the English language.

13.5.3.  Single Arbitrator.  Except as provided in Section 13.5.4, the arbitration shall be held before a single arbitrator, who shall be selected by agreement of Salix and RedHill, or, if Salix and RedHill cannot agree within thirty (30) days after commencement of arbitration, then by the International Chamber of Commerce.  The arbitrator selected pursuant to this Section 13.5.3 shall be a practicing or retired lawyer or retired judge and have experience relating to agreements concerning the licensing of intellectual property rights in the pharmaceuticals industry.

13.5.4.  Three Arbitrators.  Notwithstanding Section 13.5.3, in the event that the dispute that is subject to arbitration is one in which a Party seeks to recover an amount of at least [****] dollars ([****]) from the other Party, then either Salix or RedHill shall have the option, exercisable by written notice to the other given at any time within [****] days after commencement of arbitration, to require that the arbitration be held before a panel of three (3) arbitrators.  In such case, within [****] days after the provision of notice described in the preceding sentence, each of Salix and RedHill shall select one person to act as arbitrator.  If either Salix or RedHill shall fail within the designated time period to select an arbitrator, then the arbitrator to be so selected shall be selected by the International Chamber of Commerce.  The two (2) persons so selected as arbitrators shall select a third arbitrator within [****] days of their appointment.  If the two (2) initially selected arbitrators are unable or fail to agree upon the third arbitrator, the third arbitrator shall be selected by the International Chamber of Commerce.  Each arbitrator selected pursuant to this Section 13.5.4 shall be a practicing lawyer or retired judge and have experience relating to agreements concerning the licensing of intellectual property rights in the pharmaceuticals industry.

13.5.5.  Discovery.  Each Party shall, upon the written request of the other Party, promptly provide the other Party with copies of documents relevant to the issues raised by the dispute on which the producing Party may rely in support of, or in opposition to, any claim or defense.  Any dispute regarding discovery, or the relevance or scope thereof, shall be determined by the arbitrator(s), which determination shall be conclusive.  All discovery shall be completed within [****] days following the appointment of the arbitrator(s).

13.5.6.  Schedule.  It is the intent of the Parties that, barring extraordinary circumstances, arbitration proceedings will be concluded within [****] months from the date the arbitrator is appointed (or, where a panel of three (3) arbitrators is used, the date upon which the third arbitrator is appointed).  The arbitrator(s) may extend this time limit in the interests of justice.  Failure to adhere to this time limit shall not constitute a basis for challenging the award.

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13.5.7.  Confidentiality.  Except as may be required by Applicable Law, (including applicable securities laws or rules of a securities exchange) or as may be necessary to enforce the arbitration award or the provisions of this Section 13.5, and except for disclosures made by a Party to its accountants, insurers, consultants, or attorneys or to actual or potential lenders, non-public investors, rating agencies, acquirors, or business partners who are under obligations to the disclosing Party to hold the disclosed information in confidence, neither a Party nor its or his representatives may disclose the existence, content, or results of any arbitration hereunder without the prior written consent of the other Party.

13.5.8.  Equitable, Interim or Provisional Relief.  Either Party may apply to the arbitrators seeking equitable, interim or provisional relief until the arbitration award is rendered or the dispute is otherwise resolved.  Either Party also may, without waiving any remedy under this Agreement, seek from any court having jurisdiction any interim or provisional relief that is necessary to protect the rights or property of that party or to preserve the subject matter of the dispute, pending the selection of the arbitrator(s) or pending the issuance of an award by the arbitrator(s).  The provisions of Sections 13.5.2 through 13.5.9 are without prejudice to the provisions of Section 13.5.10.

13.5.9.  Allocation of Costs and Expenses.  The arbitrator(s) shall have discretion to allocate the Parties’ costs and expenses for the arbitration (including attorneys’ fees), the fees of the arbitrator(s), and the administrative fees of arbitration between the Parties in proportion to the extent to which they prevail.  Failing such allocation, each Party shall bear its own costs and expenses and Salix and RedHill shall bear an equal share of the fees of the arbitrators and administrative fees of the arbitration.

13.5.10.  Equitable Relief.  Each Party acknowledges and agrees that the restrictions set forth in Sections 2.3.2, 3.4 and 3.6 and ARTICLE 8 are reasonable and necessary to protect the legitimate interests of the other Party and that such other Party would not have entered into this Agreement in the absence of such restrictions, and that any breach or threatened breach of any provision of such Sections or Article may result in irreparable injury to such other Party for which there may be no adequate remedy at law.  In the event of a breach or threatened breach of any provision of such Sections or Article, the non-breaching Party shall be authorized and entitled to obtain from any court of competent jurisdiction injunctive relief, whether preliminary or permanent, specific performance, and an equitable accounting of all earnings, profits, and other benefits arising from such breach, which rights shall be cumulative and in addition to any other rights or remedies to which such non-breaching Party may be entitled in law or equity.  The Parties agree to waive any requirement that the other (a) post a bond or other security as a condition for obtaining any such relief, and (b) show irreparable harm, balancing of harms, consideration of the public interest, or inadequacy of monetary damages as a remedy.  Nothing in this Section 13.5.10 is intended, or should be construed, to limit any Party’s right to equitable relief or any other remedy for a breach of any other provision of this Agreement.

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13.6.  Notices.

13.6.1.  Notice Requirements.  Any notice, request, demand, waiver, consent, approval, or other communication permitted or required under this Agreement shall be in writing, shall refer specifically to this Agreement and shall be deemed given only if delivered by hand or sent by facsimile transmission (with transmission confirmed) or by internationally recognized overnight delivery service that maintains records of delivery, addressed to the Parties at their respective addresses specified in Section 13.6.2 or to such other address as the Party to whom notice is to be given may have provided to the other Party in accordance with this Section 13.6.1.  Such Notice shall be deemed to have been given as of the date delivered by hand or transmitted by facsimile (with transmission confirmed) or on the second Business Day (at the place of delivery) after deposit with an internationally recognized overnight delivery service.  Any notice delivered by facsimile shall be confirmed by a hard copy delivered as soon as practicable thereafter.  This Section 13.6.1 is not intended to govern the day-to-day business communications necessary between the Parties in performing their obligations under the terms of this Agreement.

13.6.2.  Address for Notice.

If to Salix, to:

Salix Pharmaceuticals, Inc.
8510 Colonnade Center Drive
Raleigh, North Carolina 27615
U.S.A.
Attention:  [****]
Facsimile:  +1 919 862 1000

with a copies (which shall not constitute notice) to:

Salix Pharmaceuticals, Inc.
8510 Colonnade Center Drive
Raleigh, North Carolina 27615
U.S.A.
Attention:  General Counsel
Facsimile:  +1 919 862 1095

Covington & Burling LLP
1201 Pennsylvania Avenue, N.W.
Washington, D.C. 20004
U.S.A.
Attention:  Edward C. Britton
Facsimile:  [****]

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If to RedHill, to:

RedHill Biopharma Ltd.
21 Ha’arba’a Street
Tel-Aviv 64739
Israel
Attention: VP Business Development
Facsimile: +972-3-5413144

with a copy (which shall not constitute notice) to:

Tulchinsky Stern Marciano Cohen Levitski and Co.
4 Berkowitz Street
Museum Tower
Tel Aviv 64238
Attention:  [****]
Facsimile:  [****]

13.7.  Entire Agreement; Amendments.  This Agreement, together with the Schedules attached hereto, sets forth and constitutes the entire agreement and understanding between the Parties with respect to the subject matter hereof and all prior agreements, understandings, promises, and representations, whether written or oral, with respect thereto are superseded hereby.  Each Party confirms that it is not relying on any representations or warranties of the other Party except as specifically set forth in this Agreement.  No amendment, modification, release, or discharge shall be binding upon the Parties unless in writing and duly executed by authorized representatives of both Parties and, solely in respect of any amendment, modification, release, or discharge relating to the provisions of ARTICLE 2, the Inventors as well.

13.8.  English Language.  This Agreement shall be written and executed in, and all other communications under or in connection with this Agreement shall be in, the English language.  Any translation into any other language shall not be an official version thereof, and in the event of any conflict in interpretation between the English version and such translation, the English version shall control.

13.9.  Waiver and Non-Exclusion of Remedies.  Any term or condition of this Agreement may be waived at any time by the Party that is entitled to the benefit thereof, but no such waiver shall be effective unless set forth in a written instrument duly executed by or on behalf of the Party waiving such term or condition.  The waiver by any Party hereto of any right hereunder or of the failure to perform or of a breach by another Party shall not be deemed a waiver of any other right hereunder or of any other breach or failure by such other Party whether of a similar nature or otherwise.  The rights and remedies provided herein are cumulative and do not exclude any other right or remedy provided by Applicable Law or otherwise available except as expressly set forth herein.

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13.10.  No Benefit to Third Parties.  The covenants and agreements set forth in this Agreement are for the sole benefit of the Parties and their successors and permitted assigns, and they shall not be construed as conferring any rights on any other Persons.  Notwithstanding the provisions of the preceding sentence, the Inventors are intended third party beneficiaries of the waivers, releases, and covenants not to sue granted by RedHill under ARTICLE 2.

13.11.  Further Assurance.  Each Party shall duly execute and deliver, or cause to be duly executed and delivered, such further instruments and do and cause to be done such further acts and things, including the filing of such assignments, agreements, documents, and instruments, as may be necessary or as the other Party may reasonably request in connection with this Agreement or to carry out more effectively the provisions and purposes hereof, or to better assure and confirm unto such other Party its rights and remedies under this Agreement.

13.12.  Counterparts; Facsimile Execution.  This Agreement may be executed in two (2) or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.  This Agreement may be executed by facsimile or electronically transmitted signatures and such signatures shall be deemed to bind each Party hereto as if they were original signatures.

13.13.  References.  Unless otherwise specified, (i) references in this Agreement to any Article, Section or Schedule shall mean references to such Article, Section or Schedule of this Agreement, (ii) references in any Section to any clause are references to such clause of such Section, and (iii) references to any agreement, instrument, or other document in this Agreement refer to such agreement, instrument, or other document as it may have been amended, replaced, or supplemented from time to time through the Effective Date.

13.14.  Schedules.  In the event of any inconsistencies between this Agreement and any schedules or other attachments hereto, the terms of this Agreement shall control.

13.15.  Construction.  Except where the context otherwise requires, wherever used, the singular shall include the plural, the plural the singular, the use of any gender shall be applicable to all genders and the word “or” is used in the inclusive sense (and/or).  Whenever this Agreement refers to a number of days, unless otherwise specified, such number refers to calendar days.  The captions of this Agreement are for convenience of reference only and in no way define, describe, extend, or limit the scope or intent of this Agreement or the intent of any provision contained in this Agreement.  The term “including,” “include,” or “includes” as used herein shall mean including, without limiting the generality of any description preceding such term.  The language of this Agreement shall be deemed to be the language mutually chosen by the Parties and no rule of strict construction shall be applied against any Party hereto.

13.16.  Relationship of the Parties. The relationship of RedHill and Salix established by this Agreement is that of independent contractors and nothing contained in this Agreement shall be construed to (i) give either Party the power to direct and control the day to day activities of the other Party, (ii) constitute the Parties as partners, joint ventures, co-owners or otherwise as participants in a joint or common undertaking, or (ii) allow any Party to create or assume any obligation on behalf of the other Party for any purpose whatsoever.

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13.17.  Condition Precedent.  The Parties agree and acknowledge that this Agreement is interdependent with the License Agreement, [****] (as each of such terms is defined in the License Agreement) and that, except as may otherwise be agreed by the Parties in writing, (a) no provision of this Agreement other than this Section 13.17 will come into effect until a counterpart of each of the License Agreement, [****] has been duly executed and delivered by all parties thereto but (b) simultaneously with the execution and delivery by each party thereto of a counterpart of each of the License Agreement, [****] all provisions of this Agreement shall, without further action by any of the Parties, come into full force and effect.

[SIGNATURE PAGE FOLLOWS]

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THIS AGREEMENT IS EXECUTED by the authorized representatives of the Parties to be effective as of the Effective Date.

REDHILL BIOPHARMA LTD.		SALIX PHARMACEUTICALS, INC.

By:	/s/	By:	/s/
Name:		Name:
Title:		Title:

[Signature Page to Agreement]

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Schedule 1.15

Certain Competitors

[****]

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Schedule 1.73
Referenced Patents

Re the [****] Licensed Product:

Priority application details	Country or region	Application number	Status	Patent number	Expiry date
[****]	[****]
	[****]	[****]	[****]
	[****]	[****]	[****]	[****]	[****]
	[****]	[****]	[****]	[****]	[****]
	[****]	[****]	[****]		[****]
	[****]	[****]	[****]	[****]	[****]
	[****]	[****]	[****]	[****]	[****]
	[****]	[****]	[****]	[****]	[****]
	[****]	[****]	[****]	[****]	[****]
	[****]	[****]	[****]	[****]	[****]
	[****]	[****]	[****]		[****]
[****]	[****]	[****]	[****]		[****]

Re the [****] product:

[****]

Re the [****] product:

[****]

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Schedule 3.5

Initial RedHill Delivery Materials

[****]

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Schedule 5.1

[****]

ARTICLE 14 Item	ARTICLE 15 Paid
[****]	[****]
[****]	[****]
[****]	[****]
[****]	[****]
[****]	[****]
[****]	[****]
Total:	[****]

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Schedule 5.3.2

Content of Salix Reports

[****]

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Schedule 6.1

Attribution of Value of Payments

[****]

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Schedule 6.9

RedHill’s Wire Instructions and Bank Account Information

Beneficiary Bank:	[****]

Address:	[****]
ABA Number:	[****]
Swift Code:	[****]

For account of:
Account Name:	[****]
Address:	[****]
Account Number:	[****]

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Appendix A

Redacted Form of License Agreement Between Salix and the Inventors